Exhibit 99.6

# FIRST *QUARTERLY REPORT*
# SEPTEMBER 2012

BRITISH COLUMBIA

First Quarterly Report

Fiscal Plan Update
2012/13 — 2014/15,
2012/13 Economic Outlook and
Financial Forecast
&
Three Month Results
April — June 2012

British Columbia Cataloguing in Publication Data

British Columbia. Ministry of Finance.

Quarterly report on the economy, fiscal situation and Crown corporations. — ongoing—

Quarterly.

Title on cover: Quarterly report.

Continues: British Columbia. Ministry of Finance.

Quarterly financial report. ISSN 0833-1375.

ISSN 1192-2176 — Quarterly Report on the economy, fiscal situation and Crown corporations.

1. Finance, Public — British Columbia — Accounting — Periodicals. 2. British Columbia — Economic conditions — 1945—                           — Periodicals.*

3. Corporations, Government — British Columbia — Accounting — Periodicals. I. Title.

HJ13.B77	354.711’007231’05

TABLE OF CONTENTS

2012/13 First Quarterly Report	September 13, 2012

Part One — Updated Fiscal Plan
Introduction		3
Changes since Budget 2012		4
Managing the natural gas royalty impacts		5
Keeping debt affordable		5
Other challenges		7
Economic risks		7
Revenue growth trends		7
Expenditure management		8
Infrastucture spending		9
Tables:
1.1	Fiscal Plan Update	3
1.2	Fiscal Plan	5
1.3	Taxpayer-supported Debt	6
1.4	Notional Allocation to Contingencies	9
1.5	Taxpayer-supported Capital Spending	9

Part Two — Economic Review and Outlook
Summary		11
British Columbia Economic Activity and Outlook		12
The Labour Market		12
Consumer Spending and Housing		13
Business and Government		15
External Trade and Commodity Markets		15
Demographics		17
Inflation		17
Risks to the Economic Outlook		18
External Outlook		18
United States		18
Canada		21
Other economies		22
Financial Markets		24
Exchange Rate		25
Tables:
2.1	British Columbia Economic Indicators	12
2.2	US real GDP forecast: Consensus vs Ministry of Finance	20
2.3	Canadian real GDP forecast: Consensus vs Ministry of Finance	22
2.4	Private Sector Canadian Interest Rate Forecasts	25
2.5	Private Sector Exchange Rate Forecasts	26
2.6.1	Gross Domestic Product: British Columbia	27
2.6.2	Components of Nominal Income and Expenditure	28
2.6.3	Labour Market Indicators	28
2.6.4	Major Economic Assumptions	29

First Quarterly Report 2012/13

Table of Contents

Part Three — First Quarterly Report
Introduction		31
Revenue		32
Expense		34
Consolidated Revenue Fund spending		34
Contingencies		34
Spending recovered from third parties		34
Operating transfers to service delivery agencies		35
Service delivery agency spending		35
Managing the natural gas royalty impacts		35
Government employment (FTEs)		35
Provincial capital spending		36
Provincial debt		36
Risks to the Fiscal Forecast		37
Tables:
3.1	2012/13 Forecast Update	31
3.2	2012/13 Forecast – Changes from Budget 2012	32
3.3	2012/13 Notional Allocations to Contingencies	34
3.4	2012/13 Capital Spending Update	36
3.5	2012/13 Provincial Debt Update	37
3.6	2012/13 Operating Statement	38
3.7	2012/13 Revenue by Source	39
3.8	2012/13 Expense by Ministry, Program and Agency	40
3.9	2012/13 Expense by Function	41
3.10	2012/13 Capital Spending	42
3.11	Capital Expenditure Projects Greater Than $50 million	43
3.12	2012/13 Provincial Debt	45
3.13	2012/13 Statement of Financial Position	46

Appendix
Tables:
A1	Material Assumptions – Revenue	47
A2	Natural Gas Price Forecasts – 2012/13 to 2014/15	52
A3	Material Assumptions – Expense	53
A4	Operating Statement – 2005/06 to 2014/15	55
A5	Revenue by Source – 2005/06 to 2014/15	56
A6	Revenue by Source Supplementary Information – 2005/06 to 2014/15	57
A7	Expense by Function – 2005/06 to 2014/15	58
A8	Expense by Function Supplementary Information – 2005/06 to 2014/15	59
A9	Full-Time Equivalents (FTEs) – 2005/06 to 2014/15	60
A10	Capital Spending – 2005/06 to 2014/15	61
A11	Statement of Financial Position – 2005/06 to 2014/15	62
A12	Changes in Financial Position – 2005/06 to 2014/15	63
A13	Provincial Debt – 2005/06 to 2014/15	64
A14	Provincial Debt Supplementary Information – 2005/06 to 2014/15	65
A15	Key Provincial Debt Indicators – 2005/06 to 2014/15	66

First Quarterly Report 2012/13

PART ONE — UPDATED FISCAL PLAN

2012/13 First Quarterly Report	September 13, 2012

Introduction

Government’s updated fiscal plan reflects its ongoing commitment to balance the budget by 2013/14 despite significant reductions in natural resource revenue. While the deficit for 2012/13 has increased to $1.1 billion, 2013/14 is projected to have a surplus of $30 million, and 2014/15 a surplus of $235 million.

Table 1.1 Fiscal Plan Update

($ millions)	2012/13	2013/14	2014/15
Budget 2012 Fiscal Plan	(968)	154	250
Fiscal plan updates:
Market impact on natural gas royalties	(241)	(389)	(483)
Other revenue decreases	(136)	(157)	(212)
Expense adjustments (increases) decreases	(87)	(17)	147
Reduction in forecast allowance	50	50	50
Fiscal plan before mitigation of natural gas royalty reductions	(1,382)	(359)	(248)
Manage impact of natural gas royalty reductions	241	389	483
Updated fiscal plan	(1,141)	30	235

Prudence included in fiscal plan:
Contingencies	(300)	(250)	(250)
Forecast allowance	(150)	(200)	(300)

Capital spending:
Taxpayer-supported capital spending	3,715	3,572	3,185
Self-supported capital spending	3,194	2,850	2,767
	6,909	6,422	5,952
Provincial Debt:
Taxpayer-supported debt	38,679	41,764	43,808
Self-supported debt	17,907	20,279	22,085
Total debt (including forecast allowance)	56,736	62,243	66,193

Taxpayer-supported debt-to-GDP ratio	17.4%	18.1%	18.3%

	2012	2013	2014
Economic Forecast:
Real GDP growth	2.0%	1.8%	2.3%
Nominal GDP growth	3.9%	3.6%	4.2%

In order to achieve a balanced budget by 2013/14, government intends to introduce measures to manage the natural gas market impacts on royalty revenue.

Over the next few months, government will be consulting with British Columbians on their views on how to address this fiscal challenge.

First Quarterly Report 2012/13

Updated Fiscal Plan

Changes since Budget 2012

The commodity markets and their impact on natural resource revenue continue to pose challenges for government in meeting its fiscal plan objectives. This is especially true of natural gas prices, which in the past have fluctuated by up to 25 per cent from the private sector forecasts used in preparing budget projections.

Chart 1.1 Three-year cumulative changes in the fiscal plan

Based on current price and volume projections, natural resource revenue is down by $1.4 billion over the fiscal plan period compared to the Budget 2012 forecast. Almost 80 percent, or $1.1 billion, of this deterioration is the result of declining natural gas prices and volumes.

The remainder of the fiscal plan is basically on track, with relatively minor declines in other revenue sources and a slight adjustment to overall expense. Expenses have increased in 2012/13 due to statutory flood-related spending and direct firefighting costs. Expenses are virtually unchanged in 2013/14, and are lower in 2014/15 due to a reduction in federal government funded programs delivered by the province.

These adjustments have resulted in an increase to the projected deficit for 2012/13 ($173 million higher) and reductions to the projected surpluses in 2013/14 ($124 million lower) and 2014/15 ($15 million lower) compared to the Budget 2012 fiscal plan. Government anticipates making further adjustments to the projected surpluses in these years as forecasts and corresponding mitigation strategies are finalized and implemented.

Government has adjusted the forecast allowance downward by $50 million in each year of the fiscal plan as a significant portion of the downside risks are now reflected in the fiscal plan projections.

First Quarterly Report 2012/13

Updated Fiscal Plan

Table 1.2 Fiscal Plan

($ millions)	2012/13	2013/14	2014/15
Revenue:
Taxation	21,073	21,434	22,365
Natural resources	2,653	2,847	2,938
Other	9,089	9,479	9,472
Contributions from the federal government	7,248	7,545	7,373
Commercial Crown corporation net income	2,661	2,752	2,868
	42,724	44,057	45,016
Expense:
Health	17,999	18,634	19,127
Education	11,814	11,879	11,787
Social services	3,935	3,686	3,691
Other expenses	7,786	7,468	7,598
Debt servicing	2,422	2,549	2,761
	43,956	44,216	44,964
Subtotal	(1,232)	(159)	52
Manage natural gas market impact on royalties	241	389	483
Forecast allowance	(150)	(200)	(300)
Updated fiscal plan	(1,141)	30	235

Managing the natural gas royalty impacts

The deterioration in natural gas royalty revenue is the main issue that needs to be managed in order to balance the budget. Currently, the impact on the fiscal plan totals $1,113 million. However, given the volatility in the natural gas market, this impact could change significantly between now and Budget 2013.

Government will need to adopt revenue and/or expense measures as part of its management strategy. Measures to balance will always be taken in the context of government’s stated commitment to maintaining and protecting core government services, retaining competitiveness and putting families first.

Immediate measures include a freeze on hiring across the BC Public Service and a salary freeze for all public sector excluded management staff, including those in Crown corporations and the SUCH sector (schools, universities, colleges and health organizations). Other measures will be introduced as needed. Only those measures needed to achieve government’s fiscal plan objectives will be implemented.

The Budget Consultation Paper will provide British Columbians with the opportunity to express their views on how to address this fiscal challenge.

Keeping debt affordable

The natural gas market situation — i.e. declining natural gas prices and volumes — has also resulted in lower levels of natural gas exploration. Consequently, cash proceeds from sales of Crown land tenures for natural gas exploration (i.e. bonus bids) have declined by 78 per cent over the fiscal plan period. While only a portion of the bonus bid impact is reflected in the fiscal plan operating results (bonus bid cash proceeds are allocated to revenue over a nine year period), the debt impact from the loss in cash flow is immediate.

First Quarterly Report 2012/13

Updated Fiscal Plan

Table 1.3 Taxpayer-supported Debt

($ millions)	2012/13	2013/14	2014/15	Total
Budget 2012 Fiscal Plan	38,736	41,656	43,702
Fiscal plan updates:
Impact of prior year changes	—	(57)	108
Operating debt changes:
Natural gas royalty impacts	241	389	483	1,113
less: measures to manage impacts	(241)	(389)	(483)	(1,113)
Other CRF operating results	(44)	79	31	66
Lower bonus bid cash proceeds	233	253	258	744
Capital debt changes:
Lower spending in 2011/12	(217)	—	—	(217)
Other capital spending impacts	235	44	67	346
Capital planning adjustments	(264)	(211)	(358)	(833)
	(57)	108	106	106
Updated fiscal plan	38,679	41,764	43,808

The $1.1 billion three year debt impact from lower natural gas royalties will be almost entirely offset by the measures government intends to take to manage this impact in combination with other CRF operating results. However, the loss of cash flow from bonus bids would add $744 million to taxpayer-supported debt by 2014/15 if not managed. This has significant implications for debt affordability as measured by the taxpayer-supported debt to GDP ratio.

Taxpayer-supported debt is impacted by both operating results and government’s capital plan (approximately three-fourths of taxpayer-supported debt results from capital spending). In order to maintain debt affordability, government will introduce capital planning adjustments that will seek to reduce debt by $833 million over the three year fiscal plan period in order to offset the impacts of the reduced cash flow from bonus bids.

As is the case with measures to balance the budget, only those adjustments that are required to keep the taxpayer-supported debt burden on track will be implemented.

Chart 1.2 Taxpayer debt burden unchanged

First Quarterly Report 2012/13

Updated Fiscal Plan

Other Challenges

Economic risks

There continue to be substantial downside risks to BC’s economic growth, including:

•                  a return to recession in the US economy (characterized by weaker consumer spending, further deleveraging causing slower investment, continued weakness in the housing sector, a very slow job market recovery and further fiscal restraint by federal, state and local governments);

•                  the European sovereign debt crisis — now posing significant problems in large economies like Italy and Spain — threatening the stability of global financial markets;

•                  slower than anticipated Asian demand resulting in weaker demand for BC’s exports;

•                  further appreciation of the Canadian dollar; and

•                  further weakening of the US dollar resulting in significant disruptions to global financial and commodity markets.

Revenue growth trends

Excluding the updated forecast for natural gas royalties, overall revenue is expected to average 2.8 per cent annual growth over the three year fiscal plan period (2012/13 to 2014/15), down slightly from 3.1 per cent assumed in the Budget 2012 outlook.

Taxation revenue is expected to average 3.5 per cent growth, unchanged from the Budget 2012 forecast, based on the updated BC economic forecast, a revised federal government outlook affecting corporate income tax instalments and actual results for 2011/12. Nominal GDP is expected to average 3.9 per cent annual growth over the fiscal plan period compared to 4.0 per cent at budget.

Chart 1.3 Three year average annual revenue growth excluding natural gas royalties

* Excludes $580-million HST transition payment in 2011/12

First Quarterly Report 2012/13

Updated Fiscal Plan

Natural resource revenue, excluding natural gas royalties, is expected to average 1.4 per cent growth per year, down from 2.5 per cent assumed at budget. The change from budget is mainly due to weaker sales and leases of Crown land tenures for gas and oil exploration and drilling, which are now expected to decline 5.3 per cent annually on average over the fiscal plan period, compared to a 2.1 per cent annual decline assumed at budget.

Other revenue sources, which include fees, licenses, investment earnings, and asset sales, is forecast to grow 3.2 per cent annually compared to the Budget 2012 outlook of 3.5 per cent average annual growth. The reduction mainly reflects the impact of lower population growth and revised revenue submissions from taxpayer supported agencies.

Revenue from federal government contributions is expected to grow 1.1 per cent per year on average over the fiscal plan period compared to the 1.9 per cent growth in Budget 2012, and reflects the change to per capita funding entitlement for the Canada Health Transfer in 2014/15. Lower population growth beginning in 2012, updated forecasts prepared by taxpayer-supported agencies and the impacts of the federal government’s budget decision to assume management responsibility for immigration programs in 2014/15 are contributing to weaker average annual growth compared to budget.

The updated outlook assumes net income from commercial Crown corporations averages 2.3 per cent annual growth, based on forecasts provided by the individual Crown corporations. The forecast reflects BC Hydro’s revenue requirements driven by its capital plan and includes the assumption that tolls on the Port Mann Bridge will be phased in.

Expenditure management

Any expense measures proposed to manage the natural gas royalty impacts will be considered within the context that average annual spending growth has already been restricted to 2.0 per cent over the next two years of the fiscal plan, (which is below actual historic spending growth).

As well, government continues to face pressures on its expenditure management regimen that include increasing demand for government programs such as health care, K—12 and post-secondary education, and community social services, and statutory program cost pressures such as floods, fires and litigation.

In Budget 2012, government outlined a Cooperative Gains public sector compensation bargaining mandate which allows public sector employers to negotiate modest wage increases provided they are funded from a combination of productivity increases, efficiencies and savings to be found within existing budgets. Given the current fiscal situation, government may need to review this bargaining mandate.

The Contingencies Vote is a prudent budgeting measure that protects the fiscal plan from unforeseen and unbudgeted costs that may arise.

First Quarterly Report 2012/13

Updated Fiscal Plan

Table 1.4 Notional Allocations to Contingencies

($ millions)	2012/13	2013/14	2014/15
2010 Sports and Arts Legacy	20	—	—
Climate action and clean energy initiatives	40	—	—
Community Living BC anticipated caseload increases	12	12	12
Elections BC event-related funding	15	—	—
Subtotal notional allocations	87	12	12
Reserved for unforeseen pressures related to litigation, caseload, natural disasters, and other contingent items	213	238	238
Total contingencies	300	250	250

Infrastructure spending

Taxpayer-supported infrastructure spending on hospitals, schools, post-secondary facilities, transit and roads over the three year fiscal plan period is projected to total $10.5 billion. This spending incorporates a number of changes since Budget 2012, including:

•                  $193 million in new capital spending to meet the needs for delivering essential services and to maintain existing highway infrastructure;

•                  $257 million in additional capital spending funded from external sources, which has no impact on the debt projections in Budget 2012; and

•                  $336 million in increases during the fiscal plan period due to project scheduling changes primarily as a result of capital spending being carried forward from 2011/12.

Table 1.5 Taxpayer-supported Capital Spending

($ millions)	2012/13	2013/14	2014/15	Total
Budget 2012 Fiscal Plan	3,757	3,477	3,429
Fiscal plan updates:
Project approvals since budget	91	65	37	193
Additional externally-funded capital spending by post-secondary institutions	53	59	145	257
Project scheduling changes	222	182	(68)	336
Capital planning adjustments	(408)	(211)	(358)	(977)
	(42)	95	(244)	(191)
Updated fiscal plan	3,715	3,572	3,185

In order to maintain debt affordability, government will have to reduce capital spending by $977 million over the three year fiscal plan period, resulting in a $191 million reduction to the capital plan forecast over the fiscal plan period compared to the Budget 2012 projection. Projects that are underway or have been approved and announced will be exempt from this process.

As some of the capital planning adjustments will involve co-funded projects in the healthcare and transportation sectors, the capital spending reduction is higher than the eventual debt impact. Externally funded capital spending and project scheduling changes have no impact on the debt projections in Budget 2012.

Most of government’s capital spending is for new facilities. Government is facing a growing demand to modernize and extend the life of existing facilities. Any capital planning adjustments will need to balance this demand against proposed allocations for new facilities.

First Quarterly Report 2012/13

PART TWO — ECONOMIC REVIEW AND OUTLOOK (1)

2012/13 First Quarterly Report	September 13, 2012

Summary

•                  The Ministry of Finance forecasts BC’s real GDP to grow by 2.0 per cent in 2012, 1.8 per cent in 2013 and about 2.4 per cent per year in the medium-term.

•                  The forecast for relatively slow near-term growth in the BC economy is mainly due to continued weakness in Europe, the sluggish US recovery and the potential for further slowing of global economic activity.

Chart 2.1 Ministry forecast prudent relative to private sector

Source:        BC Ministry of Finance and average private sector forecast (BMO, CIBC, Global Insight, RBC, Scotiabank and TD as of August 29, 2012)

In recognition of the significant downside risks to the outlook, the Ministry’s forecast incorporates a degree of prudence compared to the private sector. Relative to the average of six private sector forecasters (a subset of the Economic Forecast Council), the Ministry’s outlook for BC’s real GDP growth is 0.2 percentage points lower than the private sector in 2012 and 0.5 percentage points lower in 2013.

The prudence instilled is based on the following substantial downside risks:

•                  a return to recession in the US economy (characterized by weaker consumer spending, further deleveraging causing slower investment, continued weakness in the housing sector, a very slow job market recovery and further fiscal restraint by federal, state and local governments);

•                  the European sovereign debt crisis — now posing significant problems in large economies like Italy and Spain — threatening the stability of global financial markets;

•                  slower than anticipated Asian demand resulting in weaker demand for BC’s exports;

•                  further appreciation of the Canadian dollar; and

•                  further weakening of the US dollar resulting in significant disruptions to global financial and commodity markets.

(1) Reflects information available as of August 29, 2012.

First Quarterly Report 2012/13

Economic Review and Outlook

British Columbia Economic Activity and Outlook

The Ministry’s forecast for BC’s real GDP growth in 2012 is slightly higher than the 1.8 per cent projected in Budget 2012, as year-to-date data now points to stronger domestic economic activity than anticipated earlier in the year. Overall through the first half of 2012, the BC indicators listed in Table 2.1 show improvement compared to the same period in 2011. However, while domestic activity improved in recent quarters, external activity has been relatively weak during the same period.

Table 2.1 British Columbia Economic Indicators

All data seasonally adjusted	Jan. to Mar. 2012 change from Oct. to Dec. 2011	Apr. to Jun 2012 change from Jan. to Mar. 2012	Year-to-Date Jan. to Jun 2012 change from Jan. to Jun 2011
		Per cent change
Employment	+0.4	+1.0	+1.9
Manufacturing shipments	0.0	+0.6	+1.1
Exports	-2.4	-2.6	+0.4
Retail sales	+0.4	-0.4	+4.0
Housing starts	+2.1	+7.3	+12.5
Non-residential building permits	+25.1	+5.9	+31.6

For BC’s economic growth in 2013, the Ministry’s forecast has been lowered to 1.8 per cent from the 2.2 per cent projected in Budget 2012. This downgrade to the 2013 forecast from Budget 2012 is largely due to the expectation of a significant slowdown in global demand for BC products next year. This, in turn, will add substantial downward pressure on BC’s exports, resulting in lower 2013 economic growth than anticipated earlier this year.

The Labour Market

BC’s labour market saw improvement through the first seven months of 2012, as year-to-date employment increased by 1.9 per cent compared to the same period of 2011. This translates into 41,900 more jobs in 2012, with a decline of 12,300 part-time jobs more than offset by an increase of 54,300 full-time jobs compared to the first seven months of 2011.

Chart 2.2 BC employment recovering

Source: Statistics Canada

First Quarterly Report 2012/13

Economic Review and Outlook

Major year-to-date employment gains in 2012 were observed in manufacturing (+13.1 per cent); health care and social assistance (+9.2 per cent); forestry, fishing, mining, oil and gas (+9.1 per cent); and information, culture and recreation (+5.8 per cent). These increases worked to offset significant year-to-date job losses in other industries, such as public administration (-12.4 per cent, driven by substantial losses in the federal and local components), accommodation and food service (-6.6 per cent) and construction (-3.4 per cent).

Year-to-date to July, the provincial unemployment rate averaged 6.9 per cent, 1.0 percentage points lower than the same period in 2011. Meanwhile, BC’s labour force expanded by 0.8 per cent compared to the first seven months of 2011.

Outlook

The Ministry forecasts employment in BC to increase by 1.4 per cent in 2012, or approximately 32,000 jobs. The pace of employment growth is projected to hold fairly steady in 2013, with an expected increase of 1.3 per cent, or 30,000 jobs. BC’s labour force is forecast to increase by 1.0 per cent in 2012, leading to a decrease in the annual unemployment rate (which is expected to average of 7.1 per cent on the year). The provincial unemployment rate is then projected to drop again to average 7.0 per cent in 2013.

Consumer Spending and Housing

Retail sales advanced 4.0 per cent year-to-date to June 2012, primarily due to gains in sales at clothing and accessories stores, motor vehicle and parts dealers, and health and personal care stores. BC’s rate of retail sales growth through the first six months of 2012 placed it fourth among Canadian provinces and higher than the national average rate of 3.4 per cent.

Chart 2.3 BC retail sales

Source: Statistics Canada

First Quarterly Report 2012/13

Economic Review and Outlook

Chart 2.4 BC housing starts trending flat

Source: Canada Mortgage and Housing Corporation

After trending flat in 2011, housing starts in the province increased through the first seven months of 2012. Year-to-date to July, BC housing starts averaged around 28,100 annualized units, an increase of 8.6 per cent over the same period in 2011, with an improvement in multiple unit starts more than offsetting a decline in single unit starts.

Residential building permits (a leading indicator of new housing activity) jumped by 12.4 per cent year-to-date to June. Meanwhile, the value of non-residential building permits increased by 31.6 per cent compared to the first six months of 2011.

MLS home sales in BC through the seven months of 2012 are down compared to the same period last year. Year-to-date to July, home sales declined by 8.0 per cent compared to the first seven months of 2011. At the same time, home prices in BC averaged $521,500 — a drop of 8.9 per cent relative to the first seven months of last year. Tighter mortgage rules recently introduced by the federal government are likely adding some downward pressure to current housing sales and prices in BC.

Outlook

The Ministry forecasts real consumption of goods and services to increase by 2.5 per cent in 2012, following estimated growth of 2.0 per cent in 2011. Real consumer spending is projected to grow by 2.4 per cent in 2013.

In current dollars, retail sales are expected to grow by 3.4 per cent this year, following the 3.1 per cent increase experienced in 2011. Sales are forecast to expand again in 2013, with a 3.4 per cent increase projected.

Housing starts are expected to remain lower than the elevated levels observed during the pre-recession boom. The Ministry forecasts housing starts to total approximately 26,000 units in 2012 — a slight decrease from the 26,400 starts observed in 2011. Housing starts are then projected to reach about 24,900 units in 2013.

First Quarterly Report 2012/13

Economic Review and Outlook

Business and Government

Real business investment (including residential) is estimated to have grown by 2.9 per cent in 2011, following a strong gain of 13.9 per cent in 2010. The improvement in investment last year is attributable to steady increases in the residential and non-residential construction components, as well as the machinery and equipment component.

Total real dollar expenditures by federal, provincial and municipal governments are estimated to have grown by 0.3 per cent in 2011. This follows government spending growth of 1.6 per cent in 2010.

Business activity has offered mixed signals so far in 2012, with bankruptcies rising 20.8 per cent year-to-date to May while incorporations advanced by 2.5 per cent year-to-date to July compared to their respective periods in 2011. In addition, non-residential building permits in BC jumped 31.6 per cent year-to-date to June 2012.

Outlook

Real business investment (including residential) is forecast to rise by 3.6 per cent in 2012, supported by healthy investment gains in non-residential construction and machinery and equipment along with an increase in residential construction investment. Growth in business investment of 4.2 per cent is expected for 2013.

Combined real spending by the three levels of government (federal, provincial and municipal) on goods and services is forecast to increase by 2.5 per cent in 2012. Government spending growth is then projected to fall by 0.7 per cent in 2013.

The Ministry projects corporate pre-tax profits to rise by 4.4 per cent in 2012, following a sizeable estimated increase of 13.4 per cent in 2011. Corporate profits are then expected to advance by just 1.8 per cent in 2013, with the slowdown due to weaker expected foreign demand for BC exports pushing down profits next year.

External Trade and Commodity Markets

Despite a strong export performance in 2011, slowing global demand dampened BC’s international trade through the first half of 2012. As such, the value of BC’s merchandise exports increased by just 0.4 per cent through the first six months of 2012 compared to the same period the previous year. Gains in exports of machinery and equipment (+13.7 per cent), agriculture and fish (+5.4 per cent) and forestry products (+0.3 per cent) were offset by declines in industrial and consumer goods (-5.2 per cent) and energy products (-1.1 per cent).

Shipments of manufactured goods from BC were also modest through the first six months of 2012. Year-to-date to June, BC’s manufacturing shipments have grown 1.1 per cent compared to the same period in 2011. Notable gains were recorded in shipments of transportation equipment (+37.7 per cent), machinery (+12.6 per cent) and non-metallic mineral products (+5.8 per cent) while major losses occurred in shipments of paper (-11.0 per cent) and primary metals (-4.1 per cent).

First Quarterly Report 2012/13

Economic Review and Outlook

Chart 2.5 BC merchandise exports

Source: BC Stats

While most commodity prices have recovered since the 2008/09 recession, they are expected to remain volatile in the near-term due to ongoing global economic uncertainty (especially due to the potential slowdown in Chinese demand for BC products).

Metal and mineral prices have seen significant declines through the first half of 2012, as slowing global demand has lowered these prices relative to the first half of 2011. Year-to-date to June, substantial price decreases have occurred in molybdenum (-23.6 per cent), lead (-21.3 per cent), aluminum (-18.7 per cent), silver (-11.2 per cent), copper (-14.0 per cent) and magnesium (-9.0 per cent). However, the price of gold increased compared to 2011, climbing 14.3 per cent year-to-date to June.

The monthly price of lumber started the year at $254 US/000 board feet in January and increased steadily to reach $305 US/000 board feet in May. The price stalled somewhat in recent months, however, arriving at $293 US/000 board feet in July. The lumber price averaged $282 US/000 board feet year-to-date to July, representing an increase of 6.1 per cent over the first seven months of 2011.

In contrast, the price of pulp has fallen since reaching the record high observed in June and July of last year ($1,016 US per tonne). Pulp averaged $835 US per tonne through the first seven months of this year and fell to a monthly value of $812 US per tonne in July 2012.

The price of natural gas has hovered around historically low levels since early-2010. Plant Inlet prices averaged just $1.13 C/GJ year-to-date to July, a sizable 56.8 per cent drop from the $2.61 C/GJ observed during the same period in 2011.

Oil prices were fairly high through the first seven months of 2012, with the West Texas Intermediate daily oil price averaging $96.63 US/barrel year-to-date to July. This represents a 1.4 per cent decrease relative to the same period in 2011. The daily oil price reached as high as $109.39 US/barrel in February but has retreated in recent months, dipping as low as $77.72 US/barrel in June.

First Quarterly Report 2012/13

Economic Review and Outlook

Outlook

Real exports of goods and services are forecast to grow by 1.6 per cent in 2012, significantly slower than the estimated annual gain of 5.5 per cent in 2011. The pace of real export growth is forecast to remain modest in 2013, reaching 2.4 per cent on the year. Near-term weakness in BC’s exports is due to the expectation of much slower international demand for BC products in 2012 and 2013 compared to previous years.

Weakness in the US housing market is expected to continue to weigh on Western SPF lumber prices, which are forecast to average $284 US/000 board feet in 2012. As the US housing market slowly recovers, moderate price increases are expected to follow. Prices are anticipated to average $294 US/000 board feet in 2013.

The price of natural gas is forecast to remain at a historically low level in the near-term due to an abundance of shale gas in North America and the expected slowing of the global economy. Based on private sector forecasts, the price of natural gas is projected to average $1.41 C/GJ in fiscal year 2012/13 and then rise slightly to $2.12 C/GJ in 2013/14.

Demographics

BC’s population grew 1.0 per cent in the January to March quarter of 2012 compared to the same period of 2011. During this quarter, BC saw a net inflow of 6,465 people, as the province welcomed 9,019 people from other countries but lost 2,554 people to other provinces — registering BC’s fifth consecutive quarterly interprovincial outflow dating back to the first quarter of 2011.

Outlook

The forecast calls for BC’s July 1st population to increase by 0.7 per cent in 2012, to reach a total of 4.61 million people, and by a further 1.2 per cent in 2013, to reach 4.66 million.

Total net migration is forecast to improve in 2012, reaching a net inflow of 40,400 persons on the year. This follows a net inflow of 34,000 persons in 2011 and is due to strong international migration (+41,000 persons) offsetting an outflow to other provinces (-600 persons). In 2013, total net migration is projected to increase again, resulting in a greater net inflow of 46,800 persons to BC.

Inflation

Consumer price inflation in BC grew 1.5 per cent year-to-date to July 2012 compared to the first seven months of 2011, as increases in the prices of non-durables, semi-durables and services offset price deflation in durable goods. Increases in prices for food, gasoline and electricity drove the overall rise in the non-durable component while higher prices for food purchased in restaurants added upward pressure to services. Prices for durables eased in response to lower prices for furniture, while higher prices for clothing and footwear pushed up to the overall increase in the semi-durables component.

Outlook

Consumer price inflation in BC is forecast to be 1.9 per cent in 2012 and 1.5 per cent in 2013. By contrast, the Canadian rate of inflation is assumed to be 2.1 per cent in 2012 and then expected to moderate slightly to 2.0 per cent in 2013.

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Risks to the Economic Outlook

The Ministry’s forecast is more prudent than the private sector outlook in recognition of the following substantial downside risks:

•             a return to recession in the US economy (characterized by weaker consumer spending, further deleveraging causing slower investment, continued weakness in the housing sector, a very slow job market recovery and further fiscal restraint by federal, state and local governments);

•             the European sovereign debt crisis — now posing significant problems in larger economies like Italy and Spain — threatening the stability of global financial markets;

•             slower than anticipated Asian demand resulting in weaker demand for BC’s exports;

•             further appreciation of the Canadian dollar; and

•             further weakening of the US dollar resulting in significant disruptions to global financial and commodity markets.

External Outlook

United States

The sluggish pace of the US economic recovery continued through the first half of 2012, as the weak labour market, slow housing activity and high debt levels dampened the pace of real GDP growth. This long recovery period, following the housing collapse and ensuing financial crisis that began in late 2008, is likely to continue for several years. This is consistent with economic behaviour in a balance sheet recession — where the collapse of a large asset bubble is followed by at least a decade of weak activity and high unemployment.

Chart 2.6 Slowing pace of US real GDP growth

US real GDP (Second Estimate, annualized q/q per cent change)

Source: US Bureau of Economic Analysis	* Second estimate, subject to revision

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Economic Review and Outlook

The pace of US real GDP growth slowed through the first two quarters of 2012, expanding at a 2.0 per cent annualized rate in the January to March quarter followed by a 1.7 per cent annualized rate in the April to June quarter. Weaker consumption was the primary driver behind the slowdown in the most recent quarter, while slowing investment and stronger imports also contributed. Consumer and business confidence were suppressed in the second quarter by several factors, including: elevated fuel prices; growing uncertainty over the ongoing European debt crisis; a mild winter that moved spring economic activity ahead to the winter months; and the looming “fiscal cliff” (where current federal legislation dictates that large tax increases and spending cuts will take effect at the start of 2013, unless a stalled US Congress takes action to halt these changes).

The US employment situation remains deeply troubled, with 4.8 million jobs lost since the January 2008 peak (a decline of 3.5 per cent). Although the monthly unemployment rate has gradually fallen since peaking at 10.0 per cent in October 2009, the rate still sits at a relatively high 8.3 per cent as of July 2012. Positive monthly job gains were observed through the first seven months of 2012, at a pace of about 151,300 jobs per month. The majority of year-to-date job gains occurred in service industries, which added 1.5 million jobs compared to the same period in 2011. Employment in the goods-producing industries improved by about 347,000 jobs year-to-date to July relative to the first seven months of last year.

Chart 2.7 US housing starts trending flat

Source: US Census Bureau

The slumping American housing market continued to be a source of weakness for the US economy through the first seven months of 2012. Despite positive gains compared to a very weak 2011, housing starts averaged just 728,100 units year-to-date to July 2012. This represents a 24.9 per cent increase compared to the first seven months of 2011, but is about one third of the level observed during the height of the housing boom in early 2006. Existing home sales are also suffering in the US, remaining at very low levels through the first half of 2012. Despite a 7.4 per cent gain year-to-date to July, existing home sales averaged just 4.5 million annualized units during this period (significantly

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Economic Review and Outlook

lower than the peak of 7.3 million annualized units reached in September 2005). The weak US job situation and negative home equity (where the amount of money owed on a home is greater than the home’s value) are likely to put downward pressure on the US housing market for the duration of 2012 and into next year.

Outlook

Forecasts for US economic growth in 2012 have held fairly steady since the beginning of this year. The August 2012 Consensus Economics survey projects modest growth of 2.2 per cent for 2012, the same rate of increase expected in January of this year. However, Consensus forecasters highlight slowing consumer spending and weakness in the labour market as major concerns going forward. The August Consensus expects US real GDP growth to be slightly slower in 2013 than in 2012, calling for an annual increase of 2.1 percent next year.

Chart 2.8 US consensus projects modest growth in 2012

Source:  Consensus Economics

The chart above represents forecasts for real GDP growth in 2012 as polled on specific dates. For example, forecasters surveyed on August 13, 2012 had an average 2012 US growth forecast of 2.2 per cent, while on March 12, 2012 they forecast 2012 US growth at 2.3 per cent.

The Ministry acknowledges the significant likelihood of lower US economic growth in 2012 and 2013, characterized by slower consumer spending, the weak job market recovery and ongoing troubles in the housing market. In acknowledgement of these risks, the Ministry’s growth assumptions are lower than the August 2012 Consensus, with the Ministry assuming that the US economy will expand by 1.9 per cent in 2012. The Ministry expects 1.9 per cent US real GDP growth again in 2013.

Table 2.2 US real GDP forecast: Consensus vs Ministry of Finance

	2012	2013
	Per cent change in real GDP
Ministry of Finance	1.9	1.9
Consensus Economics (August 2012)	2.2	2.1

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Canada

Despite strong headwinds from the international outlook, the Canadian economy has recorded increases in several major indicators relative to 2011. Overall, Canada’s real GDP increased by 1.9 per cent in the January to March quarter (the latest quarter of available data) compared to the final quarter of 2011. Strong gains in business investment during the first quarter of 2012 offset slower consumption and net exports for the period.

Although growing at a slower pace than in 2011, Canadian employment improved by 169,200 jobs (or 1.0 per cent) year-to-date to July 2012 compared to the same period a year ago. Through 2012, the national unemployment rate averaged 7.3 per cent, falling 0.2 percentage points compared to the first seven months of 2011. Also domestically, the national retail and housing markets showed solid gains compared to last year. Canadian retail sales advanced by 3.4 per cent year-to-date to June 2012, while housing starts climbed 14.9 per cent year-to-date to July to average 216,800 annualized units.

Despite a Canadian dollar valued close to parity through the first seven months of the year, Canada’s trade sector made significant gains during this period. The value of Canadian merchandise exports rose by 7.4 per cent year-to-date to June compared to the same period in 2011, boosted by significant gains in exports of energy (largely due to a 23.1 percent increase in oil exports), automotive goods and machinery and equipment. Shipments of manufactured goods also improved, as their total value climbed by 5.5 percent year-to-date to June.

The most immediate threats to Canadian economic growth stem from international markets: slowing demand from Asian nations, further weakness in the US and the looming threat of a global financial market shock being sparked by one or more sovereign debt defaults in Europe. If the European situation continues to deteriorate, the economies of the US and several Asian countries could face significant downward pressure due to their strong trade connections with Europe. As a result, Canada could see considerable weakening in its exports due its trade connections with the US and Asia.

Chart 2.9 Consensus outlook stable for Canada in 2012

Source: Consensus Economics

The chart above represents forecasts for real GDP growth in 2012 as polled on specific dates. For example, forecasters surveyed on August 13, 2012 had an average 2012 Canadian real GDP growth forecast of 2.0 per cent, while on March 12, 2012 they forecast 2012 Canadian real GDP to grow by 2.1 per cent.

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Outlook

Private sector forecasters have held their near-term projections for the Canadian economy fairly steady throughout 2012, with the latest August 2012 Consensus projecting Canada’s real GDP to grow by a modest 2.0 per cent this year. However, the Consensus forecast for 2012 has fallen slightly in August, with forecasters noting concerns over slowing foreign demand for Canadian exports. For 2013, the August Consensus projects Canadian real GDP growth of 2.1 per cent on the year.

Acknowledging the potential for further weakness in the US and global economies (and their possible negative effects on Canada), particularly over the near-term, the Ministry assumes that the Canadian economy will experience 1.9 per cent growth in 2012, followed by a 1.9 per cent expansion again in 2013.

Table 2.3 Canadian real GDP forecast: Consensus vs Ministry of Finance

	2012	2013
	Per cent change in real GDP
Ministry of Finance	1.9	1.9
Consensus Economics (August 2012)	2.0	2.1

Other economies

Europe

The intensifying European sovereign debt crisis presents the largest and most immediate threat to the global economic outlook. In the April to June quarter, euro zone GDP contracted by 0.4 per cent compared to the same quarter in 2011. The economies of member nations Greece, Italy, Spain and Portugal contracted sharply during the second quarter, as upticks in Germany and France were unable to offset losses in other countries.

Greece’s economy was hit the hardest of all euro zone members in the April to June quarter, shrinking by 6.2 per cent compared to the same quarter a year ago. This large decline in Greece followed a year-over-year contraction of 6.5 per cent in the first quarter of 2012, as the country entered an unprecedented fifth year of recession. Greece is due to receive yet another multi-billion euro bailout package in September from other European nations, but rumblings have surfaced recently from some German leaders suggesting that Greece should exit the euro zone if it is unable to get its debt problems under control soon.

Significant debt troubles have emerged in larger European nations outside of Greece, most recently in Spain. The Spanish government is currently struggling to convince investors it can control its finances and meet strict deficit guidelines by cutting taxes and raising spending, while also pulling itself out of a prolonged recession. In recent weeks, European leaders provided up to €100 billion in aid to Spanish banks, which are attempting to stay solvent after realizing enormous losses in Spain’s deeply troubled housing market. As a result, Spanish ten-year sovereign bond yields reached 7.75 per cent in July, higher than the 7.0 per cent level that triggered bailouts of Greece, Ireland and Portugal. Prospects for the Spanish economy remain very grim, as many economists now forecast annual recessions in both 2012 and 2013.

Since early this year, forecasters have gradually lowered their projections for euro zone economic performance in 2012, with most now anticipating a collective recession among euro zone nations. The August 2012 Consensus projects a European recession in 2012, as

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Economic Review and Outlook

Chart 2.10 Consensus forecasts European recession in 2012

Source:  Consensus Economics

The chart above represents forecasts for real GDP growth in 2012 as polled on specific dates. For example, forecasters surveyed on January 9, 2012 forecast an average 2012 Euro zone real GDP contraction of 0.3 per cent, while on August 13, 2012 they forecast 2012 Euro zone real GDP to shrink by 0.5 per cent.

euro zone real GDP is forecast to contract by 0.5 per cent this year. Very slow growth is anticipated the following year, with the August Consensus projecting European growth at just 0.3 per cent in 2013. With the expectation for further forecast downgrades in coming months, the Ministry assumes a contraction in the euro zone of 1.5 per cent in 2012 and a decline of 0.5 per cent in 2013.

China

With the US economy struggling to gain traction and Europe likely in recession, China now stands as the world’s most important engine of growth. However, the rapidly expanding Chinese economy has shown signs of cooling in recent months. China’s real GDP increased by an annualized rate of 7.6 per cent in the April to June quarter of 2012, the slowest quarterly growth rate in three years. Other indicators of economic activity have also suggested weakening, as year-over-year growth in both industrial output and retail sales slowed in recent months. Further, exports were up just 1.0 per cent in July 2012 compared to July 2011, a six-month low and a vast drop from the 11.3 per cent year-over-year pace observed in June. The main driver of this weakening in July was a major slowdown in exports to Europe, which fell by 16.2 per cent compared to July 2011. Waning demand from several struggling European economies is beginning to take its toll on China’s industrial production, which could soon prompt the Chinese government to deploy both monetary easing and fiscal spending to prop up economic growth.

The August 2012 Consensus projects that China’s real GDP will expand by 7.9 per cent this year, following growth of 9.2 per cent in 2011 and 10.4 per cent in 2010. As the Chinese economy is slowing somewhat from the rapid expansion it experienced in recent years, whether or not a soft landing occurs after the slowdown will have significant implications for the stability of world financial markets and for the economic well-being of China’s trading partners.

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With the rising potential for further slowing of the Chinese economy, the Ministry assumes that China’s real GDP will expand by 7.5 per cent in 2012 and by 7.7 per cent in 2013.

Financial Markets

Interest rates

At its most recent meeting in July 2012, the Bank of Canada announced that it will continue to hold its target for the overnight rate at 1.00 per cent (where it has remained since September 2010). Bank officials cited the slow US recovery, weaker than expected Chinese economic performance and the European debt crisis as reasons for maintaining the rate at 1.00 per cent.

The US Federal Reserve has held its intended federal funds rate in the 0.00 to 0.25 per cent range since December 2008. At its August 2012 meeting, the Fed cited decelerating economic activity over the first half of the year as a major reason for maintaining the rate at this level. In particular, it highlighted slow employment growth, an elevated unemployment rate and sluggish housing activity (despite some recent improvement in the housing market). The Fed announced earlier this year that it will keep the fed funds rate at its current level until late 2014.

Chart 2.11 Private sector interest rate outlook

Sources: Bank of Canada, US Federal Reserve and BC Ministry of Finance forecasts.

Outlook

Based on the average of six private sector forecasts as of July 23, 2012, the Ministry’s interest rate outlook assumes that the Bank of Canada will hold the overnight target rate at 1.00 per cent until it lifts the rate to 1.25 per cent in the second quarter of 2013. On average, these six forecasters expect the rate will rise again to 1.50 per cent in the second half of 2013. They project the overnight target rate to average around 1.0 per cent in 2012 and 1.3 per cent in 2013.

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For the US, the same six forecasters expect the Fed to keep to its commitment of holding the federal funds rate in the 0.00 per cent to 0.25 per cent range until the end of 2014. As such, they project the rate to average 0.00 to 0.25 per cent annually in both 2012 and 2013.

The average of private sector forecasters’ views on Canadian short-term interest rates (three-month Treasury bills) as of July 23, 2012 indicates that three-month rates will average 0.9 per cent in 2012 and 1.3 per cent in 2013. The same forecasters project ten-year Government of Canada bonds to average 1.9 per cent in 2012 and 2.4 per cent in 2013.

Table 2.4 Private Sector Canadian Interest Rate Forecasts

	3-month Treasury Bill		10-year Government Bond
Average annual interest rate (per cent)	2012	2013	2012	2013
IHS Global Insight	0.9	1.5	1.9	2.4
CIBC	0.9	1.0	2.0	2.5
Bank of Montreal	0.9	1.1	1.9	2.5
Scotiabank	0.9	1.3	1.9	2.3
TD Economics	0.9	1.4	1.9	2.6
RBC Capital Markets	0.9	1.5	1.9	2.4
Average (as of July 23, 2012)	0.9	1.3	1.9	2.4

Exchange Rate

The Canadian dollar began 2012 just below parity with the US dollar and remained near parity through the first eight months of the year. The loonie reached as high as 102.0 US cents in April 2012, fuelled by strong commodity prices and a weak US dollar. As of August 29, 2012, the loonie was valued slightly above parity with the US dollar, at 101.3 US cents.

Chart 2.12 Private sector expects dollar to remain elevated in near-term

Sources: Bank of Canada and BC Ministry of Finance forecasts

*The average of 6 private sector forecasters: BMO, CIBC, IHS Global Insight, RBC, Scotiabank and TD. First Quarterly Report 2012 as of July 23, 2012 and Budget 2012 as of January 5, 2012.

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While Canadian consumers are benefiting from increased purchasing power, manufacturers already threatened by a weak export environment may face further difficulty selling goods to the US due to a high Canadian dollar.

Outlook

An average of six private sector forecasts as of July 23, 2012 calls for the Canadian dollar to average 98.7 US cents in 2012 and 99.9 US cents in 2013. The Ministry’s exchange rate outlook is based on these private sector averages.

Table 2.5 Private Sector Exchange Rate Forecasts

Average annual exchange rate (US cents/Can $)	2012	2013
IHS Global Insight	98.5	96.2
CIBC	98.5	99.1
Bank of Montreal	98.5	99.1
Scotiabank	99.1	102.6
TD Economics	98.3	98.2
RBC Capital Markets	99.0	104.0
Average (as of July 23, 2012)	98.7	99.9

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Table 2.6.1 Gross Domestic Product: British Columbia

			Forecast
	2010	2011 (e)	2012	2013	2014	2015	2016
BRITISH COLUMBIA:
Gross Domestic Product at Market Prices:
— Real (2002 $ billion; chain-weighted)	167.1	171.6	175.1	178.2	182.3	186.8	191.6
(% change)	3.0	2.7	2.0	1.8	2.3	2.5	2.5
— Current dollar ($ billion)	203.1	213.8	222.1	230.1	239.7	250.4	261.7
(% change)	5.9	5.2	3.9	3.6	4.2	4.5	4.6
— GDP price deflator (2002 = 100)	121.5	124.5	126.8	129.0	131.4	134.0	136.6
(% change)	2.7	2.5	1.8	1.7	1.8	2.0	2.0
Real GDP per person
(2002 $; chain-weighted)	36,899	37,516	38,013	38,244	38,650	39,099	39,572
(% change)	1.4	1.7	1.3	0.6	1.1	1.2	1.2
Real GDP per employed person
(% change)	1.3	1.8	0.6	0.5	0.9	1.0	1.0
Unit labour cost(1) (% change)	0.9	2.2	1.2	2.2	1.9	1.8	1.8

Components of British Columbia Real GDP at Market Prices ($2002 billions; chain-weighted)

Personal expenditure on
Goods and services	119.2	121.6	124.5	127.5	131.1	134.7	138.5
(% change)	3.8	2.0	2.5	2.4	2.8	2.8	2.8
— Goods	47.5	48.0	48.7	49.6	50.9	52.2	53.5
(% change)	3.1	0.9	1.6	1.8	2.6	2.5	2.5
— Services	71.5	73.4	75.6	77.7	79.9	82.3	84.7
(% change)	4.2	2.6	3.0	2.8	2.9	2.9	2.9
Government current expenditures on Goods and services	33.4	33.5	34.4	34.1	34.5	34.6	35.1
(% change)	1.6	0.3	2.5	-0.7	1.0	0.5	1.2
Investment in fixed capital	39.4	40.0	41.3	42.4	43.6	44.9	46.5
(% change)	13.4	1.5	3.4	2.6	2.7	3.1	3.5
Final domestic demand	191.8	194.8	200.0	203.8	208.8	214.0	219.7
(% change)	5.3	1.6	2.7	1.9	2.5	2.5	2.7
Exports goods and services	70.4	74.2	75.4	77.2	79.4	81.8	84.1
(% change)	6.0	5.5	1.6	2.4	2.8	3.0	2.9
Imports goods and services	94.8	98.5	101.5	104.7	108.0	111.4	114.8
(% change)	9.9	3.9	3.1	3.1	3.2	3.1	3.1
Inventory change	-1.7	-0.5	-0.3	0.4	0.7	0.9	1.0
Statistical discrepancy	0.1	0.1	0.1	0.1	0.1	0.1	0.1
Real GDP at market prices	167.1	171.6	175.1	178.2	182.3	186.8	191.6
(% change)	3.0	2.7	2.0	1.8	2.3	2.5	2.5

(1)          Unit labour cost is the nominal cost of labour incurred to produce one unit of real output.

(e)          Ministry of Finance estimate.

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Table 2.6.2 Components of Nominal Income and Expenditure

				Forecast
	2010	2011		2012	2013	2014	2015	2016
Labour income(1) ($ million)	104,630	109,742	(e)	113,275	117,836	122,817	128,113	133,722
(% change)	4.0	4.9		3.2	4.0	4.2	4.3	4.4
Personal income ($ million)	163,953	170,664	(e)	176,709	183,071	190,312	198,090	206,266
(% change)	4.0	4.1		3.5	3.6	4.0	4.1	4.1
Corporate profits before taxes ($ million)	21,608	24,498	(e)	25,570	26,031	27,282	29,159	31,139
(% change)	21.5	13.4		4.4	1.8	4.8	6.9	6.8
Retail sales ($ million)	58,220	60,005		62,072	64,213	66,813	69,504	72,310
(% change)	5.4	3.1		3.4	3.4	4.0	4.0	4.0
Housing starts	26,479	26,400		26,000	24,908	26,422	27,157	27,665
(% change)	64.7	-0.3		-1.5	-4.2	6.1	2.8	1.9
BC consumer price index (2002 = 100)	113.8	116.5		118.7	120.5	122.8	125.4	128.1
(% change)	1.3	2.4		1.9	1.5	1.9	2.1	2.1

(1)          Domestic basis; wages, salaries and supplementary labour income.

(2)          Includes renovations and improvements.

(e)          Ministry of Finance estimate.

Table 2.6.3 Labour Market Indicators

			Forecast
	2010	2011	2012	2013	2014	2015	2016
Population (on July 1) (000’s)	4,530	4,573	4,606	4,661	4,718	4,778	4,841
(% change)	1.6	1.0	0.7	1.2	1.2	1.3	1.3
Labour force population, 15+ Years (000’s)	3,729	3,779	3,813	3,860	3,910	3,961	4,014
(% change)	1.8	1.3	0.9	1.2	1.3	1.3	1.3
Net in-migration (000’s)
— International(1),(3)	37.3	35.9	41.0	41.1	41.5	44.4	44.5
— Interprovincial(3)	4.7	-1.9	-0.6	5.7	9.0	9.7	11.7
— Total	42.0	34.0	40.4	46.8	50.4	54.1	56.2
Participation rate(2) (%)	65.5	65.0	65.1	65.1	65.1	65.2	65.3
Labour force (000’s)	2,443	2,458	2,482	2,513	2,547	2,585	2,623
(% change)	1.7	0.6	1.0	1.3	1.3	1.5	1.5
Employment (000’s)	2,257	2,275	2,307	2,337	2,369	2,405	2,441
(% change)	1.7	0.8	1.4	1.3	1.4	1.5	1.5
Unemployment rate (%)	7.6	7.5	7.1	7.0	7.0	7.0	7.0

(1)          International migration includes net non-permanent residents and returning emigrants less net temporary residents abroad.

(2)          Percentage of the population 15 years of age and over in the labour force.

(3)          Components may not sum to total due to rounding.

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Table 2.6.4 Major Economic Assumptions

				Forecast
	2010	2011		2012	2013	2014	2015	2016
GDP (billions)
Canada real (2002 $; chain-weighted)	1,325	1,357		1,382	1,409	1,443	1,480	1,517
(% change)	3.2	2.4		1.9	1.9	2.5	2.5	2.5
US real (2005 US$; chain-weighted)	13,063	13,299		13,558	13,809	14,158	14,524	14,905
(% change)	2.4	1.8		1.9	1.9	2.5	2.6	2.6
Japan real (2005 Yen; chain-weighted)	511,319	507,663		515,240	520,267	525,601	530,614	536,071
(% change)	4.5	-0.7		1.5	1.0	1.0	1.0	1.0
Europe real(1) (% change)	2.0	1.5		-1.5	-0.5	1.0	1.5	1.5
China real (2000 US$)	3,246	3,545	(e)	3,810	4,104	4,408	4,725	5,060
(% change)	10.4	9.2		7.5	7.7	7.4	7.2	7.1
Industrial production index
US (2007 = 100)	90.1	93.7		96.6	98.5	101.0	103.6	106.4
(% change)	5.4	4.1		3.0	2.0	2.5	2.6	2.6
Japan (2005 = 100)	94.9	92.7		95.2	96.5	97.4	98.4	99.4
(% change)	16.1	-2.4		2.8	1.3	1.0	1.0	1.0
Europe(2) (2005 = 100)	97.1	100.5		97.7	97.2	98.2	99.6	101.1
(% change)	7.3	3.5		-2.8	-0.5	1.0	1.5	1.5
China (2005 = 100)	177.2	201.8	(e)	220.0	239.8	263.8	290.1	319.2
(% change)	12.4	13.9		9.0	9.0	10.0	10.0	10.0
Housing starts(3) (000’s)
Canada	190	194		190	170	180	180	180
(% change)	27.4	2.1		-2.0	-10.5	5.9	0.0	0.0
US	587	607		680	700	800	850	900
(% change)	5.9	3.4		12.0	2.9	14.3	6.3	5.9
Japan	813	834		820	850	850	850	850
(% change)	3.1	2.6		-1.7	3.7	0.0	0.0	0.0
Consumer price index
Canada (2002 = 100)	116.5	119.9		122.4	124.8	127.3	129.9	132.5
(% change)	1.8	2.9		2.1	2.0	2.0	2.0	2.0
Canadian interest rates (%)
3-Month treasury bills	0.6	0.9		0.9	1.3	2.0	2.6	3.4
10-year government bonds	3.2	2.8		1.9	2.4	3.3	4.1	5.1
United States interest rates (%)
3-Month treasury bills	0.1	0.1		0.1	0.1	0.2	0.9	2.1
10-year government bonds	3.2	2.8		1.8	2.3	3.3	4.1	5.1
Exchange rate (US cents / Canadian $)	97.1	101.1		98.7	99.9	100.7	99.1	97.8
British Columbia goods and services Export price deflator (% change)	1.7	2.1	(e)	0.8	1.5	2.6	2.2	2.3

(1)          European Union (15) is Austria, Belgium, Denmark, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, Netherlands, Portugal, Spain, Sweden and the UK.

(2)          Euro zone (17) is Austria, Belgium, Cyprus, Estonia, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, Malta, Netherlands, Portugal, Slovakia, Slovenia and Spain.

(3)          British Columbia housing starts appear in Table 2.6.2.

(e)          Ministry of Finance estimate.

First Quarterly Report 2012/13

PART THREE — FIRST QUARTERLY REPORT
For the Three Months Ended June 30, 2012

2012/13 First Quarterly Report	September 13, 2012

Introduction

Table 3.1 2012/13 Forecast Update

		First
	Budget	Quarterly
($ millions)	2012	Report
Revenue	43,101	42,724
Expense	(43,869)	(43,956)
Manage impact of natural gas royalty reductions	—	241
Deficit before forecast allowance	(768)	(991)
Forecast allowance	(200)	(150)
Deficit	(968)	(1,141)
Capital spending:
Taxpayer-supported capital spending	3,757	3,715
Self-supported capital spending	3,346	3,194
	7,103	6,909
Provincial Debt:
Taxpayer-supported debt	38,736	38,679
Self-supported debt	18,667	17,907
Total debt (including forecast allowance)	57,603	56,736

Taxpayer-supported debt-to-GDP ratio	17.6%	17.4%

	2012
Economic Forecast:
Real GDP growth	1.8%	2.0%
Nominal GDP growth	3.7%	3.9%

The fiscal outlook for 2012/13 projects a revised deficit of $1.1 billion.

The $173 million deterioration since Budget 2012 reflects the following:

•                  Total revenues are down $377 million mainly due to lower revenue from taxation, natural resources, net income from commercial Crowns and reduced health and social transfers from the federal government.

•                  Total government spending is $87 million higher, primarily due to emergency flood and direct fire costs and higher spending funded by third party recoveries, partially offset by lower tax credit transfers and debt servicing costs.

•                  Government will introduce measures to mitigate the $241 million reduction in natural gas royalties.

•                  Government has reduced the forecast allowance by $50 million from Budget 2012 to $150 million to reflect the risks to the outlook in the remainder of the year.

•                  At $6.9 billion, total capital spending is $194 million lower than forecast in Budget 2012. The reduction mainly reflects the capital planning adjustments to be implemented by government in order to maintain debt affordability.

•                  Taxpayer-supported debt is virtually unchanged from budget — the current projection being only $57 million lower than the Budget 2012 projection — as the impact of the increased deficit is mostly offset by government’s capital planning adjustments. However, at 17.4 per cent, the projected taxpayer-supported debt to GDP ratio is 0.2 percentage points lower than budget due to an improved GDP outlook for 2012.

First Quarterly Report 2012/13

First Quarterly Report

•                  Self supported debt of government agencies is now forecast to be $18 billion, a reduction of $760 million, due to a lower debt balance at March 31, 2012 and lower capital spending.

Revenue

Revenue in 2012/13 is projected to be $377 million lower than the Budget 2012 forecast. Lower revenue from taxation, natural resources, federal government contributions and net income from Crown corporations is partly offset by higher revenue from miscellaneous sources.

Table 3.2 2012/13 Forecast — Changes from Budget 2012

($ millions)	Q1 Update
2012/13 deficit — Budget 2012 Fiscal Plan (February 21, 2012)		(968)
Revenue changes:
Personal income tax — mainly lower economic forecast	(16)
Corporate income tax — mainly increased federal government installements	20
Tobacco tax — weaker year-to-date results	(10)
Other tax sources — mainly property and fuel taxes	(9)
Natural gas royalties — reduced prices and volumes partly offset by savings from lower utilization of royatly and infrastructure programs	(241)
Columbia River Treaty electricity sales — mainly lower electricity prices	(33)
Coal, metals and minerals — mainly higher mining costs and lower prices	(51)
Forests — mainly higher border tax collections and recoveries partly offset by lower stumpage revenue	10
Other energy and natural resources — mainly lower Crown land tenures reflecting reduced average bid price and auctioned land base	(18)
Fees, licenses, investment earnings and miscellaneous sources	36
Health and social transfers — lower population share and national tax points reflecting lower national personal income tax base	(65)
Other federal government transfers — mainly higher recoveries	56
Commercial Crown agencies operating results:
BC Hydro — lower allowed return on deemed equity to refect the pre-tax return of the closest comparative utility regulated by the BC Utilities Commission	(46)
ICBC — mainly higher investment income	14
Transportation Investment Corporation — mainly revised tolling framework for the Port Mann Bridge	(24)
Other commercial Crown agencies changes	—
Total revenue changes		(377)
Less: expense increases (decreases):
Consolidated Revenue Fund changes:
Emergency program flood-related costs	44
Direct fire costs	62
Tax credit transfers reduction	(34)
Management of public debt (net) — reflects lower interest rates and revisions to scheduled borrowing	(69)
Spending funded by third party recoveries	117
(Increase) decrease in operating transfers to service delivery agencies	(215)
Changes in spending profile of service delivery agencies:
School districts - higher repairs and maintenance costs	26
Universities — increased salary and wages and grants to third parties	2
Colleges — spending related to higher student enrolment	14
Health authorities and hospital societies — increasing demand for healthcare services	93
Other service delivery agencies	47
Total expense increases (decreases)		87
Subtotal		(464)
Manage impact of natural gas royalty reductions		241
Reduction in forecast allowance		50
Total changes		(173)
2012/13 deficit — first Quarterly Report		(1,141)

First Quarterly Report 2012/13

First Quarterly Report

Detailed revenue projections are disclosed in Table 3.7, and key assumptions and sensitivities relating to revenue are provided in Appendix Table A1. Major changes from Budget 2012 include:

•                 Personal income tax revenue is down $16 million resulting from lower 2012 and 2013 personal income projections.

•                 Corporate income tax revenue is up $20 million due to higher instalments from the federal government resulting from an improved federal government outlook of the national tax base.

•                 Tobacco tax revenue is down by $10 million due to weaker year to date sales.

•                 Property tax revenue is down $15 million mainly reflecting lower 2011/12 results.

•                 Natural gas royalties are forecast to be down $241 million reflecting a 44 per cent decline in the average natural gas price and a 9.2 per cent decline in production volumes resulting from weak demand and increased supply in North America. This decline is partly offset by savings resulting from lower utilization of royalty programs and infrastructure credits.

•                 Coal, metals and mineral revenue is down $51 million mainly due to rising mining costs and lower metal prices. Revenue collected under the Columbia River Treaty is down $33 million reflecting lower electricity prices.

•                 Forests revenue is up $10 million as the higher recoveries and border taxes collected under the Softwood Lumber Agreement 2006, reflecting increased US softwood lumber exports is partly offset by lower stumpage revenue as the effects of the mountain pine beetle infestation and a higher Canadian dollar results in lower stumpage rates.

•                 Revenue from other natural resources is expected to be $18 million lower mainly due to the effects of weaker auctions including a reduced average bid price on Crown land tenures.

•                 Other revenue, comprised of revenue from fees and licenses, investment earnings and other miscellaneous sources, is up $36 million due to higher vote recoveries related to PharmaCare program and information technology services and improved forecasts from the SUCH sector.

•                 The Canada health and social transfers are down $65 million due to a reduced population share and lower national tax points reflecting a lower national personal income tax base projections by federal government.

•                 Other federal government contributions are expected to be up $56 million mainly due to higher vote recoveries associated with immigration initiatives and Labour Market Agreement programs.

•                 The outlook for commercial Crown corporation net income is $56 million lower than budget. The forecast mainly reflects a lower allowed return on deemed equity for BC Hydro (the corporation’s allowed return is based on the pre-tax return of the closest comparative utility regulated by the BC Utilities Commission) and implementation of a revised tolling framework for the Port Mann Bridge. Lower net income in 2012/13 from these sources is partially offset by improvements in ICBC mainly due to higher investment income.

First Quarterly Report 2012/13

First Quarterly Report

Expense

Government spending is projected to be $87 million higher than Budget 2012 and will now total $44.0 billion in 2012/13.

Consolidated Revenue Fund spending

Ministry spending increased by $106 million due to statutory spending on flood-related emergency programs and firefighting. This increase is almost entirely offset by a reduction in refundable tax credit transfers (down $34 million) and lower debt servicing costs (down $69 million).

Contingencies

The notional allocations to the Contingencies vote are unchanged from Budget 2012, with the exception of funding allocated to Elections BC which has decreased by $21 million in 12/13 due to the repeal of the Election Act requirement for a province-wide door-to-door enumeration.

Table 3.3 2012/13 Notional Allocations to Contingencies

		First
	Budget	Quarterly
($ millions)	2012	Report	Change
2010 Sports and Arts Legacy	20	20	—
Climate Action and clean energy initiatives	40	40	—
Community Living BC anticipated caseload increases	12	12	—
Elections BC event-related funding	36	15	(21)
Subtotal notional allocations	108	87	(21)
Reserved for unforeseen pressures related to litigation, caseload, natural disasters, and other contingent items	192	213	21
Total contingencies	300	300	—

Government continues to face a variety of pressures which ministries and agencies will work to manage within existing budgets, with additional funding provided from the Contingencies vote as necessary.

Spending recovered from third parties

Spending funded by recoveries from third parties is projected to increase by $117 million in 2012/13 compared to Budget 2012. The changes reflect:

•                 increased healthcare related cost recoveries (up $47 million), mainly associated with the medical service plan and related collections costs, PharmaCare and other health regional services;

•                 higher spending on federally funded programs for immigration initiatives and labor market agreement programs (up $37 million);

•                 increased general government recoveries including direct fire and collections cost recoveries (up $45 million); and

•                 a net decrease to other recoveries (down $12 million).

The above spending changes are offset by an equal increase in revenue, and as a result have no net impact on the fiscal forecast.

First Quarterly Report 2012/13

First Quarterly Report

Operating transfers to service delivery agencies

Operating transfers to service delivery agencies are forecasted to be $215 million higher in 2012/13 compared to Budget 2012. The increase relates to higher grants to health organizations for increased service demand ($113 million), increased housing grants for low income housing ($61 million), and other grant increases ($41 million).

Service delivery agency spending

Service delivery agency spending is forecast to increase by $182 million in 2012/13 compared to Budget 2012.

•                 School district spending is forecast to be $26 million higher due to increased operating costs ($34 million) partially offset by lower salaries and benefits costs ($8 million).

•                 Post secondary institution spending is projected to increase by $16 million in 2012/13 due to increased salary and grants to third parties (total increase of $30 million) offset by reduced operating and capital depreciation costs (totaling $14 million).

•                 Health authority and hospital society spending is forecast to be up $93 million in 2012/13, reflecting the projected volume increases in the healthcare services delivered by these organizations on behalf of government. This spending increase is projected to be funded by additional provincial grants and own-source revenue.

•                 Other service delivery agency spending is projected to increase by $47 million in 2012/13 reflecting mostly higher spending on low income housing.

Detailed expense projections are disclosed in Table 3.8. Key spending assumptions and sensitivities are provided in Appendix Table A3.

Managing the natural gas royalty impacts

The deterioration in natural gas royalty revenue is the main issue that needs to be managed in 2012/13. Mitigation measures will be introduced to offset the impacts. Only those measures that are needed to ensure government meets its ongoing fiscal objectives will be implemented.

Government employment (FTEs)

The projection of government employment for 2012/13 is unchanged from Budget 2012. Further details on FTEs are provided in Appendix Table A9.

First Quarterly Report 2012/13

First Quarterly Report

Provincial capital spending

Total capital spending is projected to be $6.9 billion in 2012/13, a decrease of $194 million from Budget 2012.

Table 3.4 2012/13 Capital Spending Update

($ millions)	Q1 Update
2012/13 capital spending — Budget 2012 Fiscal Plan (February 21, 2012)		7,103
Taxpayer-supported changes:
Project approvals since Budget 2012	91
Additional externally-funded capital spending by post-secondary institutions	53
Project scheduling changes	222
Capital planning adjustments	(408)
Total taxpayer-supported		(42)
Self-supported changes:
BC Hydro — mainly scheduling shift on Dawson Creek/Chetwynd and Northwest transmission line projects, partially offset by smart meter expenditures carried over from 2011/12	(165)
Transportation Investment Corporation — timing of capital spending for Port Mann Bridge/Highway 1	20
Other	(7)
Total self-supported		(152)
Total changes		(194)
2012/13 capital spending — first Quarterly Report		6,909

Taxpayer-supported capital spending is projected to be $3.7 billion, $42 million lower than the Budget 2012 forecast. This change is primarily due to additional allocations for school district and health facility maintenance programs, additional investments in highway rehabilitation programs, higher than expected spending on self-funded university projects, and project scheduling changes, partially offset by capital planning adjustments to meet fiscal targets.

Self-supported capital spending is projected to be $3.2 billion, $152 million lower than the Budget 2012 forecast. The change in self-supported capital spending mainly reflects a shift in scheduling capital spending on transmission line projects in the Northwest and in the Dawson Creek/Chetwynd area, partially offset by smart meter expenditures carried over from 2011/12 (BC Hydro), and the timing of capital spending on the Port Mann Bridge/Highway 1 project.

Details on capital spending are shown in Table 3.10, and capital spending projects with provincial contributions greater than $50 million are presented in Table 3.11.

Provincial debt

The provincial debt, including a $150 million forecast allowance, is projected to total $56.7 billion at March 31, 2013 — $867 million lower than the projection in Budget 2012.

Taxpayer-supported debt is projected at $38.7 billion — a $57 million decrease compared to the Budget 2012 projection. The reduction reflects lower anticipated capital spending partially offset by increased operating impacts. The taxpayer-supported debt to GDP ratio forecast is projected to be 17.4 per cent — a 0.2 percentage point improvement from Budget 2012, mainly due to an improved GDP outlook for 2012.

First Quarterly Report 2012/13

First Quarterly Report

Table 3.5 2012/13 Provincial Debt Update

($ millions)	Q1 Update
2012/13 provincial debt — Budget 2012 Fiscal Plan (February 21, 2012)		57,603
Taxpayer-supported changes:
Government operating:
– bonus bid cash proceeds	233
– other CRF operating results	(44)
Total operating debt changes	189
Capital debt:
– lower spending in 2011/12	(217)
– reduced provincial financing from capital planning adjustments	(264)
– other capital spending impacts	235
Total capital debt changes	(246)
Total taxpayer-supported		(57)
Self-supported changes:
BC Hydro — mainly impact of improved working capital and lower capital spending projections	(663)
Transportation Investment Corporation — impact of working capital changes	(77)
Other changes	(20)
Total self-supported		(760)
Forecast allowance changes:
Adjustment to forecast allowance		(50)
Total changes		(867)
2012/13 provincial debt — first Quarterly Report		56,736

The projected self-supported debt balance of $17.9 billion at March 31, 2013 is $760 million lower than the projection in Budget 2012 mainly due to a lower debt balance at March 31, 2012 and lower capital spending.

Details on provincial debt are shown in Table 3.12.

Risks to the Fiscal Forecast

There are a number of risks and pressures to the fiscal plan, including slower than expected economic growth in our trading partners resulting in lower demand for BC’s exports and continuing instability in financial markets brought about by the European sovereign debt crisis.

Revenues in British Columbia can be volatile, largely due to the influence of the cyclical nature of the natural resource sector in the economy. Changes in energy or commodity prices, such as natural gas and lumber, may have a significant effect on revenue and the fiscal forecast.

The spending forecast contained in the fiscal plan is based on ministry and service delivery agency plans and strategies. Changes to planning assumptions, such as utilization or demand rates for government services in the health care, education, or community social services sectors, represent the main spending risks.

These risks are covered by the $300 million Contingencies vote and the $150 million forecast allowance.

First Quarterly Report 2012/13

First Quarterly Report

Table 3.6 2012/13 Operating Statement

	Year-to-Date to June 30				Full Year
	2012/13			Actual	2012/13			Actual
($ millions)	Budget	Actual	Variance	2011/12	Budget	Forecast	Variance	2011/12
Revenue	10,132	9,873	(259)	9,755	43,101	42,724	(377)	41,967
Expense	(10,785)	(10,337)	448	(10,162)	(43,869)	(43,956)	(87)	(43,807)
Manage impacts of natural gas royalty reductions	—	—	—	—	—	241	241	—
Surplus (deficit) before forecast allowance	(653)	(464)	189	(407)	(768)	(991)	(223)	(1,840)
Forecast allowance	—	—	—	—	(200)	(150)	50	—
Surplus (deficit)	(653)	(464)	189	(407)	(968)	(1,141)	(173)	(1,840)
Accumulated surplus beginning of the year	2,016	2,500	484	4,316	2,016	2,434	418	4,274
Accumulated surplus before comprehensive income	1,363	2,036	673	3,909	1,048	1,293	245	2,434
Accumulated other comprehensive income from self-supported Crown agencies	13	(120)	(133)	246	52	(35)	(87)	23
Accumulated surplus end of period	1,376	1,916	540	4,155	1,100	1,258	158	2,457

First Quarterly Report 2012/13

First Quarterly Report

Table 3.7 2012/13 Revenue by Source

	Year-to-Date to June 30				Full Year
	2012/13			Actual	2012/13			Actual
($ millions)	Budget	Actual	Variance	2011/12	Budget	Forecast	Variance	2011/12
Taxation
Personal income	1,628	1,628	—	1,557	6,630	6,614	(16)	6,427
Corporate income	464	468	4	470	2,266	2,286	20	2,022
Harmonized sales	1,502	1,460	(42)	1,416	6,003	6,003	—	5,779
Other sales (1)	25	42	17	14	98	101	3	150
Fuel	228	217	(11)	224	937	932	(5)	928
Carbon	225	230	5	211	1,172	1,180	8	959
Tobacco	169	163	(6)	157	652	642	(10)	637
Property	499	496	(3)	464	2,013	1,998	(15)	1,913
Property transfer	255	255	—	289	893	893	—	944
Other (2)	111	118	7	132	424	424	—	406
	5,106	5,077	(29)	4,934	21,088	21,073	(15)	20,165
Natural resources
Natural gas royalties	97	17	(80)	113	398	157	(241)	339
Forests	95	86	(9)	75	533	543	10	482
Other natural resource (3)	495	452	(43)	489	2,055	1,953	(102)	1,991
	687	555	(132)	677	2,986	2,653	(333)	2,812
Other revenue
Medical Services Plan premiums	507	516	9	480	2,047	2,043	(4)	1,919
Other fees (4)	605	572	(33)	574	2,876	2,884	8	2,809
Investment earnings	286	221	(65)	252	1,083	1,081	(2)	1,042
Miscellaneous (5)	611	651	40	614	3,047	3,081	34	2,833
	2,009	1,960	(49)	1,920	9,053	9,089	36	8,603
Contributions from the federal government
Health and social transfers	1,421	1,421	—	1,352	5,682	5,617	(65)	5,384
Harmonized sales tax transition payment	—	—	—	—	—	—	—	580
Other federal contributions (6)	341	296	(45)	293	1,575	1,631	56	1,743
	1,762	1,717	(45)	1,645	7,257	7,248	(9)	7,707
Commercial Crown corporation net income
BC Hydro	45	53	8	92	566	520	(46)	558
Liquor Distribution Branch	227	229	2	225	906	906	—	909
BC Lotteries (net of payments to the federal government)	274	286	12	271	1,115	1,115	—	1,099
ICBC	25	—	(25)	(7)	146	160	14	102
Transportation Investment Corporation (Port Mann)	(9)	(8)	1	(2)	(48)	(72)	(24)	(17)
Other	6	4	(2)	—	32	32	—	29
	568	564	(4)	579	2,717	2,661	(56)	2,680
Total revenue	10,132	9,873	(259)	9,755	43,101	42,724	(377)	41,967

(1)          Includes social service tax, continuation of the tax on designated property and hotel room tax.

(2)          Corporation capital and insurance premium taxes.

(3)          Columbia River Treaty, other energy and minerals, water rental and other resources.

(4)          Post-secondary, healthcare-related, motor vehicle, and other fees.

(5)          Includes asset dispositions, reimbursements for health care and other services provided to external agencies, and other recoveries.

(6)          Includes contributions for health, education, community development, housing and social service programs, and transportation projects.

First Quarterly Report 2012/13

First Quarterly Report

Table 3.8 2012/13 Expense by Ministry, Program and Agency (1)

	Year-to-Date to June 30				Full Year
	2012/13			Actual	2012/13			Actual
($ millions)	Budget	Actual	Variance	2011/12 (2)	Budget	Forecast	Variance	2011/12 (2)
Office of the Premier	2	2	—	2	9	9	—	9
Aboriginal Relations and Reconciliation	20	12	(8)	14	80	80	—	92
Advanced Education	472	469	(3)	474	1,972	1,972	—	1,977
Agriculture	31	31	—	10	66	66	—	74
Children and Family Development	340	328	(12)	336	1,333	1,333	—	1,332
Community, Sport and Cultural Development	176	157	(19)	148	311	311	—	404
Education	1,546	1,519	(27)	1,527	5,315	5,315	—	5,264
Energy and Mines	109	105	(4)	98	439	439	—	453
Environment	27	30	3	27	129	129	—	143
Finance	60	35	(25)	43	173	173	—	189
Forests, Lands and Natural Resource Operations	136	137	1	128	602	664	62	562
Health	3,919	3,774	(145)	3,720	16,180	16,180	—	15,567
Jobs, Tourism and Innovation	49	75	26	77	235	235	—	261
Justice	277	269	(8)	262	1,110	1,154	44	1,174
Labour, Citizens’ Services and Open Government	140	131	(9)	134	549	549	—	562
Social Development	606	611	5	599	2,457	2,457	—	2,427
Transportation and Infrastructure	196	196	—	183	807	807	—	807
Total ministries and Office of the Premier	8,106	7,881	(225)	7,782	31,767	31,873	106	31,297
Management of public funds and debt	323	296	(27)	314	1,287	1,218	(69)	1,238
Contingencies	75	2	(73)	1	300	300	—	22
Funding for capital expenditures	117	108	(9)	132	1,062	995	(67)	1,182
Refundable tax credit transfers	263	262	(1)	221	1,091	1,057	(34)	969
Legislative and other appropriations	31	28	(3)	31	124	124	—	132
Subtotal	8,915	8,577	(338)	8,481	35,631	35,567	(64)	34,840
Liability for reimbursement of HST transition funding	—	—	—	—	—	—	—	1,599
Prior year liability adjustments	—	—	—	—	—	—	—	(99)
Consolidated revenue fund expense	8,915	8,577	(338)	8,481	35,631	35,567	(64)	36,340
Expenses recovered from external entities	545	532	(13)	532	2,756	2,873	117	2,689
Funding provided to service delivery agencies	(5,441)	(5,434)	7	(5,460)	(21,127)	(21,275)	(148)	(21,199)
Total direct program spending	4,019	3,675	(344)	3,553	17,260	17,165	(95)	17,830
Service delivery agency expense
School districts	1,639	1,617	(22)	1,619	5,569	5,595	26	5,500
Universities	935	925	(10)	879	4,050	4,052	2	3,807
Colleges and institutes	254	260	6	254	1,095	1,109	14	1,095
Health authorities and hospital societies	3,149	3,026	(123)	3,069	12,431	12,524	93	12,116
Other service delivery agencies	789	834	45	788	3,464	3,511	47	3,459
	6,766	6,662	(104)	6,609	26,609	26,791	182	25,977
Total expense	10,785	10,337	(448)	10,162	43,869	43,956	87	43,807

(1)          Reflects government’s organization that was in effect at June 30, 2012.

(2)          Restated to reflect government’s current accounting policies.

First Quarterly Report 2012/13

First Quarterly Report

Table 3.9 2012/13 Expense By Function

	Year-to-Date to June 30				Full Year
	2012/13			Actual	2012/13			Actual
($ millions)	Budget	Actual	Variance	2011/12 (1)	Budget	Forecast	Variance	2011/12 (1)
Health:
Medical Services Plan	967	979	12	950	4,162	4,190	28	4,004
Pharmacare	280	270	(10)	273	1,210	1,190	(20)	1,147
Regional services	2,845	2,653	(192)	2,666	11,840	11,819	(21)	11,255
Other healthcare expenses (2)	178	155	(23)	144	758	800	42	642
	4,270	4,057	(213)	4,033	17,970	17,999	29	17,048
Education:
Elementary and secondary	1,760	1,711	(49)	1,708	5,973	5,982	9	5,885
Post-secondary	1,150	1,138	(12)	1,089	5,204	5,245	41	4,917
Other education expenses (3)	115	86	(29)	93	584	587	3	436
	3,025	2,935	(90)	2,890	11,761	11,814	53	11,238
Social services:
Social assistance (2),(3)	389	394	5	395	1,545	1,544	(1)	1,550
Child welfare (2)	262	274	12	284	1,060	1,064	4	1,112
Low income tax credit transfers	120	128	8	117	523	523	—	509
Community living and other services	199	182	(17)	172	800	804	4	769
	970	978	8	968	3,928	3,935	7	3,940
Protection of persons and property	338	331	(7)	350	1,380	1,430	50	1,512
Transportation	395	380	(15)	353	1,655	1,655	—	1,544
Natural resources and economic development	422	403	(19)	369	1,792	1,808	16	1,881
Other	392	372	(20)	329	1,360	1,344	(16)	1,394
Contingencies	75	2	(73)	1	300	300	—	22
General government	288	295	7	291	1,207	1,249	42	2,845
Debt servicing	610	584	(26)	578	2,516	2,422	(94)	2,383
Total expense	10,785	10,337	(448)	10,162	43,869	43,956	87	43,807

(1)          Restated to reflect government’s current organization and accounting policies.

(2)          Payments for healthcare services by the Ministry of Social Development and the Ministry of Children and Family Development made on behalf of their clients are reported in the Health function.

(3)          Payments for training costs by the Ministry of Social Development made on behalf of its clients are reported in the Education function.

First Quarterly Report 2012/13

First Quarterly Report

Table 3.10 2012/13 Capital Spending

	Year-to-Date to June 30				Full Year
	2012/13			Actual	2012/13			Actual
($ millions)	Budget	Actual	Variance	2011/12	Budget	Forecast	Variance	2011/12
Taxpayer-supported
Education
School districts	83	123	40	166	486	530	44	560
Post-secondary institutions	172	75	(97)	85	688	781	93	662
Health	220	127	(93)	129	879	965	86	732
BC Transportation Financing Authority	267	228	(39)	297	1,069	1,185	116	921
BC Transit	23	4	(19)	7	90	66	(24)	37
BC Place redevelopment	—	—	—	74	—	8	8	194
Government operating (ministries)	79	24	(55)	43	454	455	1	245
Other (1)	23	24	1	53	91	133	42	221
Capital planning adjustment	—	—	—	—	—	(408)	(408)	—
Total taxpayer-supported	867	605	(262)	854	3,757	3,715	(42)	3,572

Self-supported
BC Hydro	547	435	(112)	397	2,361	2,196	(165)	1,917
Columbia River power projects (2)	28	27	(1)	39	122	122	—	108
Transportation Investment Corporation (Port Mann)	207	195	(12)	183	606	626	20	735
BC Rail	3	—	(3)	1	13	15	2	9
ICBC	19	23	4	21	101	97	(4)	92
BC Lotteries	29	23	(6)	15	116	116	—	74
Liquor Distribution Branch	7	1	(6)	3	27	22	(5)	19
Total self-supported	840	704	(136)	659	3,346	3,194	(152)	2,954
Total capital spending	1,707	1,309	(398)	1,513	7,103	6,909	(194)	6,526

(1) Includes BC Housing Management Commission, Provincial Rental Housing Corporation and other service delivery agencies.

(2) Joint ventures of the Columbia Power Corporation and Columbia Basin Trust.

First Quarterly Report 2012/13

First Quarterly Report

Table 3.11 Capital Expenditure Projects Greater Than $50 million (1)

Note: Information in bold type denotes changes from Budget 2012 tabled on February 21, 2012.

	Projected	Total Costs	Projected	Total	Project Financing
	Completion	to	Costs to	Capital	Internal/	P3	Federal	Other
($ millions)	Date	June 30, 2012	Complete	Costs	Borrowing	Liability	Gov’t	Contrib’ns
Taxpayer-supported
School districts
Revelstoke Elementary and Secondary	Fall 2012	46	14	60	58	—	—	2
Chilliwack Secondary	Fall 2013	16	42	58	58	—	—	—
Burnaby Central Secondary	Fall 2012	50	10	60	60	—	—	—
Centennial Secondary	Spring 2015	1	61	62	62	—	—	—
Alberni District Secondary	Fall 2012	42	16	58	54	—	—	4
Southern Okanagan Secondary	Fall 2013	32	22	54	52	—	—	2
Oak Bay Secondary	Fall 2015	—	50	50	48	—	—	2
Kitsilano Secondary	Fall 2015	1	57	58	58	—	—	—
Seismic mitigation program	Spring 2021	—	1,300	1,300	1,300	—	—	—
Full-day kindergarten	Winter 2012	118	16	134	134	—	—	—
Total school districts		306	1,588	1,894	1,884	—	—	10
Post-secondary institutions
University of British Columbia
– Pharmaceutical Sciences and Centre for Drug
Research & Development	Fall 2012	93	40	133	86	—	3	44
Health facilities
Jim Pattison Outpatient Care and Surgery Centre (2), (3)
– Direct procurement	Fall 2012	59	1	60	60	—	—	—
– P3 contract	Spring 2011	172	—	172	—	172	—	—
Victoria Royal Jubilee Hospital — Patient Care Centre
– Direct procurement	Spring 2013	48	21	69	23	—	—	46
– P3 contract	Spring 2011	280	—	280	—	199	—	81
Fort St. John Hospital and Residential Care
– Direct procurement	Spring 2012	47	6	53	52	—	—	1
– P3 contract	Spring 2012	249	—	249	121	33	—	95
Expansions to Kelowna General and Vernon Jubilee Hospitals
– Direct procurement	Spring 2012	37	12	49	25	—	—	24
– P3 contract	Spring 2012	386	—	386	3	158	—	225
Northern Cancer Control Strategy
– Direct procurement	Summer 2013	24	11	35	32	—	—	3
– P3 contract	Summer 2012	67	4	71	54	17	—	—
Lions Gate Hospital (Mental Health) Redevelopment (4)	Fall 2013	2	60	62	38	—	—	24
Surrey Emergency/Critical Care Tower (5)
– Direct procurement	Summer 2014	43	151	194	174	—	—	20
– P3 contract	Summer 2014	132	186	318	139	179	—	—
North Island Hospitals	Early 2017	—	601	601	365	—	—	236
Interior Heart and Surgical Centre (6)	Spring 2017	74	293	367	217	79	—	71
Children’s and Women’s Hospital (7)	Spring 2018	22	660	682	532	—	—	150
Lakes District Hospital	Summer 2015	—	55	55	46	—	—	9
Queen Charlotte/Haida Gwaii Hospital	Summer 2015	—	50	50	31	—	—	19
Total health facilities		1,642	2,111	3,753	1,912	837	—	1,004
Transportation
South Fraser Perimeter Road
– Direct procurement	Summer 2014	876	186	1,062	714	—	348	—
– P3 contract	Summer 2014	143	59	202	—	202	—	—
Sierra Yoyo-Desan Road upgrade (8)	Fall 2014	82	55	137	137	—	—	—
Total transportation		1,101	300	1,401	851	202	348	—
Other
Integrated case management system	Fall 2014	106	76	182	179	—	3	—
Surrey Pretrial Service Centre expansion (9)					—
– Direct procurement	Fall 2013	7	7	14	14	—	—	—
– P3 contract	Fall 2013	20	79	99	56	43	—	—
e-Health initiative (10)	Spring 2013	249	13	262	145	—	117	—
Total other		382	175	557	394	43	120	—
Total taxpayer-supported		3,524	4,214	7,738	5,127	1,082	471	1,058

First Quarterly Report 2012/13

First Quarterly Report

Table 3.11 Capital Expenditure Projects Greater Than $50 million (1) (continued)

Note: Information in bold type denotes changes from Budget 2012 tabled on February 21, 2012.

	Projected		Total Costs	Projected	Total	Project Financing
	Completion		to	Costs to	Capital	Internal/	P3	Federal	Other
($ millions)	Date		June 30, 2012	Complete	Costs	Borrowing	Liability	Gov’t	Contrib’ns
Self-supported
Transportation
Port Mann Bridge / Highway 1	Winter 2013		2,653	666	3,319	3,319	—	—	—
Power generation and transmission
BC Hydro (11)
– Revelstoke Unit 5 generation	Fall 2010	(3)	243	2	245	245	—	—	—
– Cheakamus spillway gate reliability upgrade	Summer 2011	(3)	62	1	63	63	—	—	—
– Fort Nelson generating station upgrade	Winter 2012	(3)	161	3	164	164	—	—	—
– Columbia Valley transmission	Fall 2012		93	40	133	133	—	—	—
– Stave Falls spillway gate reliability upgrade (12)	Winter 2013		37	27	64	64	—	—	—
– Seymour Arm series capacitor (12)	Winter 2013		2	83	85	85	—	—	—
– Vancouver City Central transmission	Spring 2013		107	66	173	173	—	—	—
– Smart metering and infrastructure program	Summer 2013		407	523	930	930	—	—	—
– Mica gas insulated switchgear replacement (12)	Winter 2014		117	82	199	199	—	—	—
– Dawson Creek/Chetwynd area transmission (12)	Spring 2014		14	286	300	300	—	—	—
– Northwest transmission line	Spring 2014		128	433	561	234	—	130	197
– Hugh Keenleyside spillway gate reliability upgrade (12)	Spring 2014		30	64	94	94	—	—	—
– Interior to Lower Mainland transmission line	Winter 2015		131	578	709	709	—	—	—
– GM Shrum units 1 to 5 turbine upgrade (12)	Spring 2015		37	251	288	288	—	—	—
– Mica units 5 and 6 project (12)	Fall 2015		186	553	739	739	—	—	—
– Ruskin Dam safety and powerhouse upgrade (12)	Winter 2018		86	694	780	780	—	—	—
– John Hart replacement (12)	TBD		66	1,083	1,149	1,149	—	—	—
Columbia River power projects (13)
– Waneta Dam power expansion	Spring 2015		184	166	350	350	—	—	—
Total power generation and transmission			2,091	4,935	7,026	6,699	—	130	197
Other
British Columbia Lottery Corporation
– Gaming management system	Winter 2015		19	85	104	104	—	—	—
Insurance Corporation of British Columbia
– Business transformation program	Fall 2016		76	134	210	210	—	—	—
Total other			95	219	314	314	—	—	—
Total self-supported			4,839	5,820	10,659	10,332	—	130	197
Total $50 million projects			8,363	10,034	18,397	15,459	1,082	601	1,255

(1)             Only projects that receive provincial funding and have been approved by Treasury Board and/or Crown corporation boards are included in this table. Ministry service plans may include projects that still require final approval. Capital costs reflect current government accounting policy.

(2)             Figures shown do not include an additional $2 million to establish an offsite access road to the facility.

(3)             Assets have been put into service and only trailing costs remain.

(4)             Figures shown have been revised to include an approved provincial project reserve of $4 million.

(5)             Figures shown have been revised to include an approved provincial project reserve of $25 million. The Emergency Department is expected to be operational by summer 2013.

(6)             Figures shown have been revised to include an approved provincial project reserve of $23 million.

(7)             Figures shown are based on preliminary Treasury Board approvals. These amounts will change after P3 contracts are finalized.

(8)             Figures shown do not include a $50 million capital reserve for future oil and gas access road development in the Northern Rockies area.

(9)             Figures shown have been revised to include an approved project reserve of $9 million.

(10)        The e-Health initiative is comprised of 7 distinct projects. Figures shown reflect the total costs of the Ministry of Health’s 7 provincially co-ordinated e-Health projects. The federal government portion is an estimate based on a signed agreement with Canada Health Infoway and the actual amount may vary, depending on eligible project costs incurred.

(11)        BC Hydro has restated the capital cost of a number of its projects to conform with the move to International Financial Reporting Standards. For further details, please see Appendix I of the F2012-F2014 Amended Revenue Requirements Application currently before the BC Utilities Commission.

(12)        Total costs and completion dates for these projects vary depending on the final scope. Information shown represents current assumptions.

(13)        Joint ventures of the Columbia Power Corporation and Columbia Basin Trust. In October 2010, CPC/CBT reached an agreement for a partnership with Fortis Inc. to develop an electricity generating facility at the Waneta Dam south of Trail. Capital spending information reflects 49 per cent of the total project — CPC’s 32.5 per cent share combined with CBT’s 16.5 per cent share.

First Quarterly Report 2012/13

First Quarterly Report

Table 3.12 2012/13 Provincial Debt (1)

	Year-to-Date to June 30				Full Year
	2012/13			Actual	2012/13			Actual
($ millions)	Budget	Actual	Variance	2011/12	Budget	Forecast	Variance	2011/12
Taxpayer-supported debt
Provincial government operating	5,393	6,643	1,250	5,779	6,590	7,020	430	5,117
Provincial government general capital	2,696	2,696	—	2,696	2,696	2,696	—	2,696
Manage natural gas royalty impacts	—	—	—	—	—	(241)	(241)	—
Provincial government operating	8,089	9,339	1,250	8,475	9,286	9,475	189	7,813
Other taxpayer-supported debt (mainly capital)
Education (2)
School districts	6,645	6,384	(261)	5,934	6,985	6,908	(77)	6,407
Post-secondary institutions	4,247	4,124	(123)	4,033	4,349	4,318	(31)	4,185
	10,892	10,508	(384)	9,967	11,334	11,226	(108)	10,592
Health (2), (3)	5,454	5,344	(110)	4,870	5,864	5,825	(39)	5,293
Highways and public transit
BC Transportation Financing Authority (4)	6,281	6,395	114	5,742	7,074	7,172	98	6,287
Public transit	1,000	1,000	—	999	999	1,000	1	1,000
SkyTrain extension	1,174	1,174	—	1,175	1,175	1,174	(1)	1,174
BC Transit	191	177	(14)	152	176	163	(13)	183
	8,646	8,746	100	8,068	9,424	9,509	85	8,644
Other
Social housing (5)	666	690	24	552	660	769	109	674
Provincial government general capital	947	906	(41)	599	1,277	1,263	(14)	808
BC Pavilion Corporation	378	383	5	257	378	397	19	383
BC Immigrant Investment Fund	400	400	—	356	395	395	—	398
Other (6)	117	99	(18)	114	118	84	(34)	87
Impact of capital planning adjustments	—	—	—	—	—	(264)	(264)	—
	2,508	2,478	(30)	1,878	2,828	2,644	(184)	2,350
Total other taxpayer-supported	27,500	27,076	(424)	24,783	29,450	29,204	(246)	26,879
Total taxpayer-supported debt	35,589	36,415	826	33,258	38,736	38,679	(57)	34,692
Self-supported debt
Commercial Crown corporations
BC Hydro	14,249	13,535	(714)	12,472	15,336	14,673	(663)	12,978
Columbia River power projects (7)	481	478	(3)	483	476	475	(1)	481
BC Lotteries	105	110	5	90	128	109	(19)	90
Transportation Investment Corporation (Port Mann)	2,011	2,300	289	1,600	2,554	2,477	(77)	1,779
Post-secondary institutions’ subsidiaries	173	173	—	173	173	173	—	173
	17,019	16,596	(423)	14,818	18,667	17,907	(760)	15,501
Warehouse borrowing program	—	746	746	481	—	—	—	—
Total self-supported debt	17,019	17,342	323	15,299	18,667	17,907	(760)	15,501
Forecast allowance	—	—	—	—	200	150	(50)	—
Total provincial debt	52,608	53,757	1,149	48,557	57,603	56,736	(867)	50,193

(1)          Debt is after deduction of sinking funds and unamortized discounts, and excludes accrued interest. Government direct and fiscal agency accrued interest is reported in the government’s accounts as an accounts payable.

(2)          Includes debt and guarantees incurred by the government on behalf of school districts, universities, colleges and health authorities/hospital societies (SUCH), and debt directly incurred by these entities.

(3)          Health facilities’ debt includes public-private partnership obligations of $941 million for the three months ended June 30, 2011, $988 million for the three months ended June 30, 2012, $995 million for fiscal 2011/12 and $1,106 million for fiscal 2012/13.

(4)          BC Transportation Financing Authority debt includes public-private partnership obligations of $850 million for the three months ended June 30, 2011, $906 million for the three months ended June 30, 2012, $890 million for fiscal 2011/12 and $926 million for fiscal 2012/13.

(5)          Includes the BC Housing Management Commission and the Provincial Rental Housing Corporation.

(6)          Includes service delivery agencies, student loan guarantees, loan guarantees to agricultural producers, guarantees issued under economic development and home mortgage assistance programs and loan guarantee provisions.

(7)          Joint ventures of the Columbia Power Corporation and Columbia Basin Trust.

First Quarterly Report 2012/13

First Quarterly Report

Table 3.13 2012/13 Statement of Financial Position

	Actual	Year-to-Date	Forecast
	March 31,	June 30,	March 31,
($ millions)	2012	2012	2013
Financial assets
Cash and temporary investments	3,239	3,649	3,430
Other financial assets	8,133	7,606	8,524
Sinking funds	1,491	1,609	1,796
Investments in commercial Crown corporations:
Retained earnings	6,676	6,582	6,960
Recoverable capital loans	14,846	15,944	17,258
	21,522	22,526	24,218
Warehouse borrowing program assets	—	746	—
	34,385	36,136	37,968
Liabilities
Accounts payable and accrued liabilities	8,833	7,974	8,976
Deferred revenue	10,571	10,371	10,012
Debt:
Taxpayer-supported debt	34,692	36,415	38,679
Self-supported debt	15,501	17,342	17,907
Forecast allowance	—	—	150
Total provincial debt	50,193	53,757	56,736
Add: debt offset by sinking funds	1,491	1,609	1,796
Less : guarantees and non-guaranteed debt	(730)	(728)	(687)
Financial statement debt	50,954	54,638	57,845
	70,358	72,983	76,833
Net liabilities	(35,973)	(36,847)	(38,865)
Capital and other non-financial assets
Tangible capital assets	35,763	35,859	37,363
Other non-financial assets	2,667	2,904	2,760
	38,430	38,763	40,123
Accumulated surplus (deficit)	2,457	1,916	1,258

Changes in Financial Position

	Year-to-Date	Forecast
	June 30,	March 31,
($ millions)	2012	2013
(Surplus) deficit for the period	464	1,141
Comprehensive income (increase) decrease	77	58
(Increase) decrease in accumulated surplus	541	1,199
Capital and other non-financial asset changes:
Increase in taxpayer-supported capital investments	605	3,715
Less: amortization and other accounting changes	(509)	(2,115)
Change in net capital assets	96	1,600
Increase (decrease) in other non-financial assets	237	93
	333	1,693
Increase (decrease) in net liabilities	874	2,892
Investment and working capital changes:
Increase (reduction) in cash and temporary investments	410	191
Increase in total investment in commercial Crown corporations:
Increase (decrease) in retained earnings	(94)	284
Self-supported capital investments	704	3,194
Less: loan repayments and other accounting changes	394	(782)
	1,004	2,696
Other working capital changes	1,396	1,112
	2,810	3,999
Increase (decrease) in financial statement debt	3,684	6,891
(Increase) decrease in sinking fund debt	(118)	(305)
Increase (decrease) in guarantees and non-guaranteed debt	(2)	(43)
Increase (decrease) in total provincial debt	3,564	6,543

First Quarterly Report 2012/13

APPENDIX

2012/13 First Quarterly Report	September 13, 2012

Table A1 Material Assumptions – Revenue

	Budget	Updated
Revenue Source and Assumptions	2012	Forecast	Plan	Plan
($ millions unless otherwise specified)	2012/13		2013/14	2014/15	2012/13 Sensitivities
Personal income tax	$6,630	$6,614	$7,112	$7,496
Current calendar year assumptions
Personal income growth	3.7%	3.5%	3.6%	4.0%	+/- 1% change in 2012 BC personal income growth equals +/- $50 to $100 million
Labour income growth	3.6%	3.2%	4.0%	4.2%
Tax base growth	3.7%	3.5%	4.2%	4.8%
Average tax yield	4.88%	4.88%	5.06%	5.10%
Current-year tax	$6,273	$6,264	$6,721	$7,146

+/- 1% change in 2011 BC personal or taxable income growth equals +/- $50 to $100 million one-time effect (prior-year adjustment) and could result in an additional +/-$55 to $75 million base change in 2012/13

BC Tax Reduction	$-111	$-111	$-113	$-115
Non-Refundable BC tax credits	$-47	$-47	$-47	$-47
Policy neutral elasticity *	1.2	1.2	1.4	1.4
Fiscal year assumptions
Prior-year adjustment

	2011 Assumptions
2011 Tax-year
Personal income growth	3.7%	4.1%
Tax base growth	3.0%	3.0%
Average 2011 tax yield	4.84%	4.84%
2011 tax	$6,006	$6,006
BC Tax Reduction	$-109	$-109
Non-Refundable BC tax credits	$-43	$-43
Policy neutral elasticity *	1.0	0.9

* Ratio of annual per cent change in current-year revenue to annual per cent change in personal income (calendar year).

Corporate income tax	$2,266	$2,286	$2,039	$2,223
Components of revenue (fiscal year)
Advance instalments	$2,305	$2,325	$2,182	$2,352
International Business Activity Act refunds	$-20	$-20	$-20	$-15
Prior-year adjustment	$-19	$-19	$-123	$-114
Current calendar year assumptions
National tax base ($ billions)	$245.9	$249.1	$266.1	$281.3	+/- 1% change in the 2012 national tax base equals +/- $20 to $30 million
BC instalment share of national tax base	11.8%	11.8%	11.2%	11.1%
Effective tax rates (general/small business)	10.0 / 2.5	10.0 / 2.5	10.0 / 2.5	10.75 / 2.5
BC tax base growth (post federal measures)	4.8%	4.5%	2.0%	5.0%
BC corporate profits growth	3.5%	4.4%	1.8%	4.8%	+/- 1% change in the 2011 BC tax base equals +/- $20 to $30 million in 2012/13
Non-Refundable BC tax credits	$-76	$-76	$-80	$-85

	2011 Assumptions
2011 Tax-year
BC tax base growth	10.5%	10.7%
BC corporate profits growth	10.6%	13.4%
Gross 2011 tax	$1,939	$1,939
Prior-year adjustments	$-19	$-19
Prior years losses/gains (included in above)	$0	$0
Non-Refundable BC tax credits	$-71	$-71

Revenue is recorded on a cash basis. Due to lags in the federal collection and instalment systems, changes to the BC corporate profits and tax base forecasts affect revenue in the succeeding year. The 2012/13 instalments from the federal government reflect 9 months of payments related to the 2012 tax year (paid during Apr-Sept 2012) and one-third of 2013 payments as reflected in the Tax Collection Agreement amended in Summer 2012. Instalments for the 2012 (2013) tax year are based on BC’s share of the national tax base for the 2010 (2011) tax year and a forecast of the 2012 (2013) national tax base. BC’s share of the 2010 national tax base was 11.8%, based on tax assessments as of December 31, 2011. Cash adjustments for any under/over payments from the federal government in respect of 2011 will be received/paid on March 28, 2013.

First Quarterly Report 2012/13

Appendix

Table A1 Material Assumptions – Revenue (continued)

	Budget	Updated
Revenue Source and Assumptions	2012	Forecast	Plan	Plan
($ millions unless otherwise specified)	2012/13		2013/14	2014/15	2012/13 Sensitivities
Harmonized sales tax	$6,003	$6,003	$0	$0
Calendar Year					+/- 1% change in consumer expenditure growth equals up to +/- $35 million
Nominal consumer expenditure	4.3%	4.3%
Nominal residential investment	2.8%	4.4%
Above two bases represent about 84% of the total base
HST Rebates (% rebate of the provincial portion of the HST paid)					+/- 1% change in residential construction growth equals up to +/- $15 million
Municipalities	75%	75%
Charities and non-profit organizations	57%	57%
New housing (up to $42,500)	71.43%	71.43%
School authorities	87%	87%
Universities and public colleges	75%	75%
Hospital authorities	58%	58%
Components of revenue
Gross	$7,527	$7,527
Input tax credit denial (temporary)	$145	$119
Rebates:
• Point of sale	$(372)	$(366)
• Municipalities, charities & non profit organizations	$(315)	$(322)
• SUCH sector	$(218)	$(222)
• New housing	$(552)	$(516)
• Residential energy use	$(212)	$(217)
Other sales taxes	$98	$101	$5,984	$6,178
Social service tax base growth (fiscal year)			3.6%	4.1%
Calendar Year
Nominal consumer expenditure			3.8%	4.6%
Nominal business investment			7.3%	4.5%
Components of Provincial sales tax revenue
Consolidated Revenue Fund	$0	$0	$5,867	$6,059
BC Transportation Financing Authority	$0	$0	$14	$14
Tax on designated property (12% rate)	$98	$101	$103	$105
Fuel and carbon taxes	$2,109	$2,112	$2,190	$2,219
Calendar Year
Real GDP	1.8%	2.0%	1.8%	2.3%
Gasoline volumes	0.0%	0.0%	0.0%	0.0%
Diesel volumes	2.0%	2.0%	2.0%	2.0%
Natural gas volumes	2.0%	2.0%	2.0%	2.0%
Carbon tax rates (July 1)
Carbon dioxide equivalent emissions ($/tonne)	$30	$30	$30	$30
Natural gas (cents/gigajoule)	148.98¢	148.98¢	148.98¢	148.98¢
Gasoline (cents/litre)	6.67¢	6.67¢	6.67¢	6.67¢
Light fuel oil (cents/litre)	7.67¢	7.67¢	7.67¢	7.67¢
Carbon tax revenue	$1,172	$1,180	$1,247	$1,266
Carbon tax rates change on July 1
Components of fuel tax revenue
Consolidated Revenue Fund	$491	$486	$493	$500
BC Transit	$11	$11	$11	$11
BC Transportation Financing Authority	$435	$435	$439	$442
	$937	$932	$943	$953
Property taxes	$2,013	$1,998	$2,082	$2,167
Calendar Year					+/- 1% change in new construction and inflation equals up to +/- $5 million in residential property taxation revenue
BC Consumer Price Index	1.9%	1.9%	1.5%	1.9%
Housing starts	24,978	26,000	24,908	26,422
Home owner grants (fiscal year)	$-799	$-804	$-825	$-845
Components of revenue
Residential (net of home owner grants)	$704	$696	$727	$756
Non-residential	$1,030	$1,026	$1,062	$1,095	+/- 1% change in new construction and inflation equals up to +/- $5 million in non-residential property taxation revenue
Rural area	$92	$91	$93	$95
Police	$30	$30	$31	$32
BC Assessment Authority	$79	$79	$82	$84
BC Transit	$78	$76	$87	$105

First Quarterly Report 2012/13

Appendix

Table A1 Material Assumptions – Revenue (continued)

	Budget	Updated
Revenue Source and Assumptions	2012	Forecast	Plan	Plan
($ millions unless otherwise specified)	2012/13		2013/14	2014/15	2012/13 Sensitivities
Other taxes	$1,969	$1,959	$2,027	$2,082
Calendar Year
Population	1.1%	0.7%	1.2%	1.2%
BC Consumer Price Index	1.9%	1.9%	1.5%	1.9%
BC housing starts	-5.4%	-1.5%	-4.2%	6.1%
Real GDP	1.8%	2.0%	1.8%	2.3%
Nominal GDP	3.7%	3.9%	3.6%	4.2%
Components of revenue
Property transfer	$893	$893	$880	$930
Tobacco	$652	$642	$717	$717
Corporation capital	$0	$0	$0	$0
Insurance premium	$424	$424	$430	$435
Energy, sales of Crown land tenures, metals, minerals and other	$1,973	$1,629	$1,775	$1,846
Natural gas price					+/- $0.50 change in the natural gas price equals +/- $72 to $110 million.
Plant inlet, $Cdn/gigajoule	$2.52	$1.41	$2.12	$2.65
Sumas, $US/ MMBtu	$3.88	$2.99	$3.80	$4.37
Natural gas production volumes (petajoules)	1,648	1,496	1,620	1,732	Sensitivities can vary significantly especially at lower prices.
Annual per cent change	12.8%	4.0%	8.3%	6.9%

Oil price ($US/bbl at Cushing, Ok)	$97.07	$93.99	$93.69	$96.90	+/- 1% change in natural gas volumes equals +/- $2 million on natural gas royalties +/- 1 cent change in the exchange rate equals +/- $2 million on natural gas royalties

Auctioned land base (000 hectares)	245	94	100	110
Average bid price/hectare ($)	$1,200	$650	$700	$750
Cash sales of Crown land tenures	$294	$61	$70	$83
Metallurgical coal price ($US/tonne, fob west coast)	$218	$218	$217	$210
Copper price ($US/lb)	$3.68	$3.49	$3.40	$3.08
Annual electricity volumes set by treaty (million mega-watt hours)	4.3	4.3	4.3	4.1
Mid-Columbia electricity price ($US/mega-watt hour)	$32	$25	$34	$39	+/- 10% change in the average Mid-Columbia electricity price equals +/- $10 million
Exchange rate (US¢/ Cdn$, calendar year)	96.6	98.7	99.9	100.7
Components of revenue
Natural gas royalties	$398	$157	$263	$363
Bonus bids, fees and rentals	$882	$865	$841	$789

Based on a recommendation from the Auditor General to be consistent with generally accepted accounting principles, bonus bid revenue recognition reflects nine-year deferral of cash receipts from the sale of Crown land tenures

Petroleum royalties	$105	$108	$118	$120
Columbia River Treaty electricity sales	$125	$92	$130	$145
Coal	$341	$309	$307	$297
Minerals, metals and other	$74	$55	$70	$83
Oil and Gas Commission fees and levies	$48	$43	$46	$49
Royalty programs and infrastructure credits
Summer drilling	$-25	$-17	$-25	$-28
Deep drilling	$-122	$-101	$-226	$-399
Road and pipeline infrastructure	$-188	$-42	$-86	$-107
Total	$-335	$-160	$-337	$-534
Implicit average natural gas royalty rate	9.5%	7.4%	7.6%	7.9%

Royalty program (marginal, low productivity and ultra marginal drilling) adjustments reflect reduced royalty rates.

Natural gas royalties incorporate royalty programs and Treasury Board approved infrastructure credits.

First Quarterly Report 2012/13

Appendix

Table A1 Material Assumptions – Revenue (continued)

	Budget	Updated
Revenue Source and Assumptions	2012	Forecast	Plan	Plan
($ millions unless otherwise specified)	2012/13		2013/14	2014/15	2012/13 Sensitivities
Forests	$533	$543	$564	$597
Prices (calendar year average)					+/- US$50 change in SPF price equals +/- $25 to $50 million
SPF 2x4 ($US/1000 bd ft)	$260	$284	$294	$300
Random Lengths Composite ($US/thousand board feet)	$295	$319	$329	$335
Pulp ($US/tonne)	$838	$832	$800	$800	+/- US$50 change in pulp price equals +/-$5 to $10 million +/- Cdn$10 change in average log price equals +/-$10 to $20 million
Coastal log ($Cdn/cubic metre)
(Vancouver Log Market, fiscal year)	$73	$78	$78	$80

Fiscal Year Trade Assumptions
Export tax rate (effective rate)	11.3%	10.4%	6.3%	5.0%
Lumber shipments and consumption (billion board feet)

+/- 1 cent change in exchange rate equals

+/- $5 to $10 million on stumpage revenue

+/- 10% change in Interior harvest volumes equals

+/- $10 to $15 million

+/- 10% change in Coastal harvest volumes equals

+/- $3 to $6 million

U.S. lumber consumption	33.1	34.1	34.1	34.9
BC surge trigger volumes	7.0	7.2	7.2	7.4
BC lumber exports to US	5.1	5.4	6.3	7.4

Crown harvest volumes (million cubic metres)
Interior	50.8	50.8	50.8	51.8
Coast	14.2	14.2	14.2	14.2
Total	65.0	65.0	65.0	66.0
BC Timber Sales (included in above)	11.8	10.5	11.8	11.9
Components of revenue					The above sensitivities relate to stumpage revenue only. Depending on market conditions, changes in stumpage revenues may be offset by changes in border tax revenues.
Tenures	$186	$179	$234	$270
BC Timber Sales	$178	$178	$187	$191
Federal border tax (SLA 2006)	$128	$139	$96	$88
Logging tax	$15	$15	$20	$20
Other CRF revenue	$16	$15	$15	$15
Recoveries	$10	$17	$12	$13

Other natural resources	$480	$481	$508	$495
Components of revenue
Water rental and licences*	$411	$412	$438	$427
Recoveries	$49	$49	$50	$48
Angling and hunting permits and licences	$13	$13	$13	$13
Recoveries	$7	$7	$7	$7

* BC Hydro rate increases are indexed to Consumer Price Index.

Other revenue	$9,053	$9,089	$9,479	$9,472
Components of revenue
Fees and licences
Consolidated Revenue Fund	$2,811	$2,776	$2,904	$3,005
Medical Services Plan premiums	$1,991	$1,956	$2,056	$2,169
Motor vehicle licences and permits	$485	$487	$492	$498
Other Consolidated revenue fund	$335	$333	$356	$338
Recoveries	$223	$235	$210	$204
MSP recoveries	$56	$87	$96	$98
Other recoveries	$167	$148	$114	$106
Crown corporations and agencies	$105	$104	$106	$109
Other service delivery agencies	$1,784	$1,812	$1,856	$1,899
Post-secondary education fees	$1,318	$1,332	$1,376	$1,417
Other health-care related fees	$318	$326	$326	$328
School Districts	$148	$154	$154	$154
Investment earnings
Consolidated Revenue Fund	$65	$65	$72	$80
Fiscal agency loans & sinking funds earnings	$854	$838	$862	$952
Crown corporations and agencies	$36	$33	$38	$43
Other service delivery agencies	$128	$145	$142	$145
Sales of goods and services	$889	$926	$946	$960
Miscellaneous
Consolidated Revenue Fund	$203	$212	$205	$211
Recoveries	$501	$556	$543	$525
Crown corporations and agencies	$371	$362	$62	$41
Other service delivery agencies	$1,083	$1,025	$1,058	$1,067
Asset Sales			$475	$231

First Quarterly Report 2012/13

Appendix

Table A1 Material Assumptions – Revenue (continued)

	Budget	Updated
Revenue Source and Assumptions	2012	Forecast	Plan	Plan
($ millions unless otherwise specified)	2012/13		2013/14	2014/15	2012/13 Sensitivities
Health and social transfers	$5,682	$5,617	$5,938	$5,952
National Cash Transfers
Canada Health Transfer (CHT)	$28,569	$28,569	$30,283	$32,100
Wait Times Reduction Transfer (WTRT)	$250	$250	$250	—	+/- 0.1% change in BC’s
Canada Social Transfer (CST)	$11,859	$11,859	$12,215	$12,582	population share equals
BC share of national population (June 1)	13.28%	13.22%	13.24%	13.26%	+/- $50 to $55 million
BC health and social transfers revenue
CHT	$4,051	$4,002	$4,266	$4,267
WTRT	$33	$33	$33	—
CST	$1,575	$1,568	$1,617	$1,668
Prior-year adjustments		$-9
Health deferral
Diagnostic and Medical Equipment	$16	$16	$15	$10
Medical Equipment Trust	$7	$7	$7	$7
Other federal contributions	$1,575	$1,631	$1,607	$1,421
Components of revenue
Other Consolidated Revenue Fund	$150	$149	$163	$190
Labour Market Development Agreement	$285	$286	$285	$285
Local Government Services and Transfers	$33	$32	$20	—
Canada-BC Co-operation on Immigration	$120	$120	$122	—
Labour Market Agreement	$66	$105	$99	$66
Other recoveries	$199	$210	$177	$157
Crown corporations and agencies	$213	$211	$220	$196
Other service delivery agencies	$509	$518	$521	$527
Service delivery agency direct revenue	$5,769	$5,780	$5,818	$5,707
School districts	$481	$496	$496	$496
Post-secondary institutions	$2,873	$2,896	$2,969	$3,032
Health authorities and hospital societies	$801	$792	$804	$813
BC Transportation Financing Authority	$465	$471	$636	$497
Other service delivery agencies	$1,149	$1,125	$913	$869
Commercial Crown corporation net income	$2,717	$2,661	$2,752	$2,868
BC Hydro	$566	$520	$556	$610
reservoir water inflows	100%	110%	100%	100%	+/-1% in hydro generation
					= +/-$10 million
mean gas price	4.77	2.72	3.59	3.95	+/-10% = -/+$5 million
(Sumas, $US/MMbtu – BC Hydro forecast based on NYMEX forward selling prices)
electricity prices	36.67	20.81	29.56	33.48	+/-$1/MWh in electricity trade
(Mid-C, $US/MWh)					margins = +/-$35 million
allowed return on deemed equity	12.75%	11.73%	11.84%	11.84%	+/-1% = +/-$44 to 49 million
ICBC	$146	$160	$230	$229
vehicle growth	+ 1.3%	+ 1.4%	+ 1.5%	+ 1.9%	+/-1% = +/-$38 million
current claims cost percentage change	+ 1.4%	+ 4.6%	+ 0.5%	+ 2.5%	+/-1% = -/+$30 million
investment return	3.4%	3.5%	3.6%	3.7%	+/-1% return = +/-$115 million
loss ratio	86.4%	86.6%	85.8%	85.9%

First Quarterly Report 2012/13

Appendix

Table A2 Natural Gas Price Forecasts — 2012/13 to 2014/15

				Adjusted to fiscal years and
				$C/gigajoule at plant inlet
Private sector forecasts (calendar year)	2012	2013	2014	2012/13	2013/14	2014/15
GLJ Henry Hub US$/MMBtu (Jul 1,12)	2.79	3.75	4.25	1.63	2.16	2.64
Sproule Henry Hub US$/MMBtu (Jun 30, 12)	2.59	3.44	3.83	1.34	1.84	2.42
McDaniel Henry Hub US$/MMBtu (Jul 1,12)	3.43	3.80	4.35	1.97	2.22	2.77
AJM Henry Hub US$/Mcf (Jun 30,12)	2.57	3.55	4.15	1.34	1.87	2.38
GLJ Alberta AECO-C Spot CDN$/MMBtu (Jul 1,12)	2.47	3.44	3.90	1.95	2.63	3.06
Sproule Alberta AECO-C Spot CDN$/MMBtu (Jun 30, 12)	2.31	3.13	3.53	1.64	2.32	2.90
McDaniel AECO-C Spot C$/MMBtu (Jul 1,12)	3.13	3.50	4.00	2.26	2.69	3.19
AJM AECO-C Spot C$/Mcf (Jun 30, 12)	2.16	3.25	3.85	1.56	2.37	2.87
GLJ Sumas Spot US$/MMBtu (Jul 1,12)	2.65	3.45	3.95	1.43	1.92	2.39
Sproule Sumas Spot CDN$/MMBtu (Jun 30, 12)	2.67	3.62	4.02	1.46	2.06	2.65
GLJ BC Spot Plant Gate CDN$/MMBtu (Jul 1,12)	2.25	3.07	3.53	1.56	2.12	2.56
Sproule BC Plant Inlet CDN$/MMBtu (Jun 30, 12)	2.24	3.07	3.47	1.40	1.99	2.58
McDaniel BC Spot Plant Gate C$MMBtu (Jul 1,12)	2.25	3.20	3.70	1.57	2.26	2.76
AJM BC Spot Plant Gate C$/Mcf (Jun 30, 12)	2.35	2.95	3.55	1.23	1.94	2.44
GLJ Midwest Chicago US$/MMBtu (Jul 1,12)	2.92	3.85	4.35	1.43	1.89	2.37
Sproule Alliance Plant Gate CDN$/MMBtu (Jun 30, 12)	1.53	2.49	2.94	1.12	1.72	2.35
EIA Henry Hub US$/MMBtu (Jul 10, 12)	2.58	3.22	n/a	1.11	n/a	n/a
TD Economics Henry Hub FuturesUS$/MMBtu (Jul 9, 12)	2.59	3.05	3.50	1.11	1.75	2.48
Scotiabank Group Henry Hub US$/MMBtu (Jul 6,12)	2.75	3.00	n/a	1.21	n/a	n/a
BMO Alberta Empress US$/MMBtu (Jun 22, 12)	1.75	2.85	n/a	0.70	n/a	n/a
RBC Financial Henry Hub US$/Mcf (Jul 6, 12)	2.50	3.75	n/a	0.82	n/a	n/a
CIBC World Marktes Inc. Henry Hub US$/MMBtu (May 8, 12)	2.50	3.75	n/a	0.88	n/a	n/a
Fekete AECO-C Spot CDN$/MMBtu (Jun 29, 12)	2.27	3.25	4.00	1.72	2.52	3.17
NYMEX Forward Market converted to Plant Inlet CDN$/GJ (Jul 16, 12)				1.22	1.45	1.99
Average all minus high/low				1.41	2.12	2.65
Average one forecast per consultant minus high/low				1.21	2.01	2.56
Natural gas royalty price forecast				1.41	2.12	2.65

GLJ: Gilbert Laustsen Jung Petroleum Consultants Ltd

AJM: Ashton Jenkins Mann Petroleum Consultants

US EIA: US Energy Information Administration

McDaniel: McDaniel & Associates Consultants Ltd

AECO: Alberta Energy Company

•                  High storage levels and lower North American demand have contributed to the reduction in the private sector natural gas price outlook.

First Quarterly Report 2012/13

Appendix

Table A3 Material Assumptions – Expense

		Updated	Updated	Updated
Ministry Programs and Assumptions	Budget	Forecast	Plan	Plan
($ millions unless otherwise specified)	2012/13		2013/14	2014/15	Sensitivities 2012/13
Advanced Education	1,972	1,972	1,952	1,922
Student spaces in public institutions (# FTEs)	201,307	201,307	201,467	201,605	The number of student spaces may vary depending on the financial and other policies of post-secondary institutions.

Children and Family Development	1,333	1,333	1,333	1,333
Average children-in-care caseload (#)	8,070	8,070	7,905	7,905

Caseload is expected to decline. The child population (age 0 to 18) is projected to start increasing in 2013, potentially decelerating the downward trend. A 1% increase in the cost per case or a 1% increase in the average caseload will affect expenditures by approximately $2.8 million.

Average annual residential cost per child in care ($)	35,200	35,200	35,900	35,900

Education	5,315	5,315	5,321	5,342
Enrolment (# of FTEs)	556,660	556,660	557,004	558,168	Enrolment figures are based on BC Stats enrolment trends, to which the Ministry has added forecasts for distributed learning, adult education, and summer learning.
School age (K–12)	530,220	530,220	530,564	531,728
Distributed Learning (online)	12,329	12,329	12,329	12,329
Summer	6,117	6,117	6,117	6,117
Adults	7,994	7,994	7,994	7,994

Forests, Lands and Natural Resource Operations	602	664	555	592
BC Timber Sales	160	160	157	164

Targets can be impacted by changes to actual inventory costs incurred. There is a lag of approximately 2 years between when inventory costs are incurred and when they are expensed. Volume harvested can also impact targets. For example, if volume harvested is less than projected in any year then capitalized expenses will also be reduced in that year.

Direct Fire Fighting	63	125	63	63	Over the past several years, Direct fire fighting costs have ranged from a low of $19 million in 1997 to $382 million in 2009.

Health	16,180	16,180	16,785	17,281
Pharmacare	1,185	1,144	1,229	1,266	A 1% change in utilization or drug prices affects costs by approximately $10 million.

Medical Services Plan (MSP)	3,895	3,909	4,027	4,120	A 1% increase in volume of services provided by fee-for-service physicians affects costs by approximately $25 million.

Regional Services	10,859	10,859	11,287	11,652
Justice	1,110	1,154	1,123	1,126
New cases filed/processed (# for all courts)	295,000	295,000	295,000	295,000

The number of criminal cases proceeded on by the provincial and federal Crown (including appeals to higher courts in BC), the number of civil and family litigation cases, the number of violation tickets disputed, and the number of municipal bylaw tickets disputed which would go to court for resolution.

Crown Proceedings Act (CPA)	25	25	25	25	The number and size of litigation brought against the province, as well as the effectiveness of mitigation strategies and legal defence.

Policing, Victim Services and Corrections	569	569	582	586	The volume and severity of criminal activity, the number of inmate beds occupied and the number of offenders under community supervision.

Emergency Program Act (EPA)	15	59	15	15	The number and severity of natural disasters.

First Quarterly Report 2012/13

Appendix

Table A3 Material Assumptions – Expense (continued)

		Updated	Updated	Updated
Ministry Programs and Assumptions	Budget	Forecast	Plan	Plan
($ millions unless otherwise specified)	2012/13		2013/14	2014/15	Sensitivities 2012/13
Social Development	2,457	2,457	2,498	2,505
Temporary Assistance annual average caseload (#)	55,000	55,000	54,500	54,000

The expected to work caseload is sensitive to fluctuations in economic and employment trends in the service sector. A 1% change in the Temporary Assistance annual average caseload or average cost per case will affect expenditures by approximately $4.5 million annually.

Disability Assistance annual average caseload (#)	83,000	83,000	86,300	86,300

The caseload for persons with disabilities is sensitive to the aging of the population and longer life expectancy for individuals with disabilities and significant health issues. A 1% change in the Disability Assistance annual average caseload or average cost per case will affect expenditures by approximately $7.5 million annually.

Total annual average caseload (#)	138,000	138,000	140,800	140,300	The average cost per case is sensitive to the composition of the caseload, and reported income.

Adult Community Living:
Residential Services:
Average caseload (#)	5,536	5,536	5,808	6,077	The adult community living caseload is sensitive to the pressures of an aging population. A 1% increase in the adult caseload will increase expenditures by approximately $2.4 million.
Average cost per client ($)	74,800	74,800	72,650	70,450
Day Programs:
Average caseload (#)	14,570	14,570	15,286	15,992
Average cost per client ($)	18,150	18,150	17,150	16,650
Personal Supports Initiative
Average caseload (#)	419	419	609	805
Average cost per client ($)	23,700	23,700	16,300	12,350
Tax Transfers	1,091	1,057	748	764
Personal Income	632.3	632.3	331.1	331.6

These tax transfers are now expensed as required under generally accepted accounting principles. Previously for the family bonus was split 50/50 between expense program and as reduction to revenue while all other refundable credits were recorded as reduction to revenue.

Family Bonus Program	4.5	4.5	2.6	2.6
Low Income Climate Action	190.0	190.0	190.0	190.0
Sales Tax / BC HST	328.3	328.3	53.0	53.0
Small Business Venture Capital	28.0	28.0	28.0	28.0
Other Personal income	81.5	81.5	57.5	58.0
Corporate Income	459.2	424.8	417.1	432.6
Film and Television	70.0	65.0	60.0	60.0
Production Services	217.4	201.5	194.3	204.3
Scientific Research & Experimental Development	79.2	72.3	83.8	89.3
Interactive Digital Media	37.9	35.0	35.0	35.0
Other Corporate income	54.7	51.0	44.0	44.0
Management of Public Funds and Debt	1,287	1,218	1,288	1,345
Interest rates for new provincial borrowing:					Full year impact on MoPD on interest costs of a 1% change in interest rates equals $55.6 million; $100 million increase in debt level equals $1.8 million.
Short-term	1.11%	1.05%	1.58%	2.23%
Long-term	3.47%	2.86%	3.59%	4.36%
CDN/US exchange rate (cents)	102.7	101.6	99.7	99.7
Service delivery agency net spending	5,482	5,516	5,874	6,132
School districts	204	228	217	273
Post-secondary institutions	2,834	2,855	2,986	3,023
Health authorities and hospital societies	646	705	753	782
BC Transportation Financing Authority	946	898	998	1,090
Other service delivery agencies	852	830	920	964

First Quarterly Report 2012/13

Appendix

Table A4 Operating Statement – 2005/06 to 2014/15

								Updated	Updated	Updated	Average
	Actual	Actual	Actual	Actual	Actual	Actual	Actual	Forecast	Plan	Plan	annual
($ millions)	2005/06	2006/07	2007/08	2008/09	2009/10	2010/11	2011/12	2012/13	2013/14	2014/15	change
											(per cent)
Revenue	36,229	38,778	40,122	38,817	38,073	40,776	41,967	42,724	44,057	45,016	2.4
Expense	(32,556)	(34,541)	(36,937)	(38,752)	(39,900)	(41,025)	(42,208)	(43,956)	(44,216)	(44,964)	3.7
Manage natural gas royalty impacts	—	—	—	—	—	—	—	241	389	483
Surplus (deficit) before unusual items	3,673	4,237	3,185	65	(1,827)	(249)	(241)	(991)	230	535
Forecast allowance	—	—	—	—	—	—	—	(150)	(200)	(300)
Negotiating Framework incentive payments	(710)	(264)	(4)	(2)	—	—	—	—	—	—
Climate Action Dividend	—	—	(440)	20	—	—	—	—	—	—
Liability for HST transition funding repayment	—	—	—	—	—	—	(1,599)	—	—	—
Surplus (deficit)	2,963	3,973	2,741	83	(1,827)	(249)	(1,840)	(1,141)	30	235

Per cent of GDP: (1)
Surplus (deficit)	1.7	2.2	1.4	0.0	-1.0	-0.1	-0.9	-0.5	0.0	0.1
Per cent of revenue:
Surplus (deficit)	8.2	10.2	6.8	0.2	-4.8	-0.6	-4.4	-2.7	0.1	0.5
Per capita: (2)
Surplus (deficit)	706	936	636	19	(410)	(55)	(402)	(248)	6	50

(1)     Surplus (deficit) as a per cent of GDP is calculated using GDP for the calendar year ending in the fiscal year (e.g. 2012/13 amounts divided by GDP for the 2012 calendar year).

(2)     Per capita revenue and expense is calculated using July 1 population (e.g. 2012/13 amounts divided by population on July 1, 2012).

First Quarterly Report 2012/13

Appendix

Table A5 Revenue by Source — 2005/06 to 2014/15

								Updated	Updated	Updated	Average
	Actual	Actual	Actual	Actual	Actual	Actual	Actual	Forecast	Plan	Plan	annual
($ millions)	2005/06	2006/07	2007/08	2008/09	2009/10	2010/11	2011/12	2012/13	2013/14	2014/15	change
											(per cent)
Taxation revenue:
Personal income	5,960	7,020	7,074	6,309	5,769	5,810	6,427	6,614	7,112	7,496	2.6
Corporate income	1,587	1,732	2,477	2,294	1,625	2,004	2,022	2,286	2,039	2,223	3.8
Sales	4,507	4,886	5,248	5,137	4,945	5,614	5,929	6,104	5,984	6,178	n/a
Fuel	911	901	935	891	884	940	928	932	943	953	0.5
Carbon	—	—	—	306	541	741	959	1,180	1,247	1,266	n/a
Tobacco	702	727	693	709	683	735	637	642	717	717	0.2
Property	1,719	1,734	1,797	1,850	1,887	1,920	1,913	1,998	2,082	2,167	2.6
Property transfer	843	914	1,068	715	887	855	944	893	880	930	1.1
Corporation capital	162	91	117	108	95	(3)	(5)	—	—	—	n/a
Insurance premium	330	353	373	389	389	399	411	424	430	435	3.1
	16,721	18,358	19,782	18,708	17,705	19,015	20,165	21,073	21,434	22,365	3.3
Natural resource revenue:
Natural gas royalties	1,921	1,207	1,132	1,314	406	312	339	157	263	363	-16.9
Crown land tenures	386	441	569	814	867	923	928	865	841	789	8.3
Columbia River Treaty	319	223	246	231	168	136	110	92	130	145	-8.4
Other energy and minerals	392	456	367	479	421	514	529	515	541	549	3.8
Forests	1,214	1,276	1,087	557	387	436	482	543	564	597	-7.6
Other resources	317	342	341	413	398	407	424	481	508	495	5.1
	4,549	3,945	3,742	3,808	2,647	2,728	2,812	2,653	2,847	2,938	-4.7
Other revenue:
Medical Services Plan premiums	1,482	1,524	1,557	1,595	1,666	1,787	1,919	2,043	2,152	2,267	4.8
Post-secondary education fees	892	928	979	1,039	1,126	1,237	1,294	1,332	1,376	1,417	5.3
Other health-care related fees	225	237	248	257	267	308	324	326	326	328	4.3
Motor vehicle licences and permits	405	427	445	450	450	468	482	487	492	498	2.3
Other fees and licences	682	692	751	670	615	636	709	739	730	707	0.4
Investment earnings	954	1,040	1,153	821	954	867	1,042	1,081	1,114	1,220	2.8
Sales of goods and services	719	678	637	694	728	759	930	926	946	960	3.3
Miscellaneous	1,552	1,874	1,920	1,927	1,983	2,047	1,903	2,155	1,868	1,844	1.9
Release of surplus assets	—	—	—	—	—	—	—	—	475	231	n/a
	6,911	7,400	7,690	7,453	7,789	8,109	8,603	9,089	9,479	9,472	3.6
Contributions from the federal government:
Health and social transfers	4,220	4,473	4,614	4,743	4,883	5,176	5,384	5,617	5,938	5,952	3.9
Harmonized sales tax transition payments	—	—	—	—	250	769	580	—	—	—	n/a
Equalization	590	459	—	—	—	—	—				n/a
Other cost shared agreements	1,015	1,455	1,318	1,242	1,784	2,052	1,743	1,631	1,607	1,421	3.8
	5,825	6,387	5,932	5,985	6,917	7,997	7,707	7,248	7,545	7,373	2.7
Commercial Crown corporation net income:
BC Hydro	266	407	369	365	447	591	558	520	556	610	9.7
Liquor Distribution Branch	800	840	857	891	877	890	909	906	844	851	0.7
BC Lotteries (net of payments to federal gov’t)	914	1,011	1,080	1,082	1,070	1,096	1,099	1,115	1,190	1,200	3.1
ICBC	191	381	633	512	601	326	102	160	230	229	2.0
BC Railway Company	33	30	13	36	2	14	14	14	19	15	-8.4
Transportation Invest. Corp. (Port Mann)	—	—	—	(47)	(4)	(7)	(17)	(72)	(105)	(56)	n/a
Other	19	19	24	24	22	17	15	18	18	19	0.0
	2,223	2,688	2,976	2,863	3,015	2,927	2,680	2,661	2,752	2,868	2.9
Total revenue	36,229	38,778	40,122	38,817	38,073	40,776	41,967	42,724	44,057	45,016	2.4

First Quarterly Report 2012/13

Appendix

Table A6 Revenue by Source Supplementary Information — 2005/06 to 2014/15

								Updated	Updated	Updated	Average
	Actual	Actual	Actual	Actual	Actual	Actual	Actual	Forecast	Plan	Plan	annual
($ millions)	2005/06	2006/07	2007/08	2008/09	2009/10	2010/11	2011/12	2012/13	2013/14	2014/15	change
											(per cent)
Per cent of nominal GDP: (1)
Taxation	9.9	10.1	10.3	9.4	9.2	9.4	9.4	9.5	9.3	9.3	-0.6
Natural resources	2.7	2.2	1.9	1.9	1.4	1.3	1.3	1.2	1.2	1.2	-8.3
Other	4.1	4.1	4.0	3.7	4.1	4.0	4.0	4.1	4.1	4.0	-0.3
Contributions from the federal government	3.4	3.5	3.1	3.0	3.6	3.9	3.6	3.3	3.3	3.1	-1.2
Commercial Crown corporation net income	1.3	1.5	1.5	1.4	1.6	1.4	1.3	1.2	1.2	1.2	-1.0
Total revenue	21.4	21.3	20.9	19.5	19.8	20.1	19.6	19.2	19.1	18.8	-1.4
Growth rates:
Taxation	12.1	9.8	7.8	-5.4	-5.4	7.4	6.0	4.5	1.7	4.3	n/a
Natural resources	14.9	-13.3	-5.1	1.8	-30.5	3.1	3.1	-5.7	7.3	3.2	n/a
Other	3.5	7.1	3.9	-3.1	4.5	4.1	6.1	5.6	4.3	-0.1	n/a
Contributions from the federal government	11.5	9.6	-7.1	0.9	15.6	15.6	-3.6	-6.0	4.1	-2.3	n/a
Commercial Crown corporation net income	-13.3	20.9	10.7	-3.8	5.3	-2.9	-8.4	-0.7	3.4	4.2	n/a
Total revenue	8.7	7.0	3.5	-3.3	-1.9	7.1	2.9	1.8	3.1	2.2	n/a
Per capita: (2)
Taxation	3,984	4,326	4,590	4,267	3,970	4,198	4,409	4,575	4,599	4,741	2.0
Natural resources	1,084	930	868	869	594	602	615	576	611	623	-6.0
Other	1,647	1,744	1,784	1,700	1,746	1,790	1,881	1,973	2,034	2,008	2.2
Contributions from the federal government	1,388	1,505	1,376	1,365	1,551	1,765	1,685	1,574	1,619	1,563	1.3
Commercial Crown corporation net income	530	633	691	653	676	646	586	578	590	608	1.5
Total revenue	8,633	9,138	9,310	8,854	8,537	9,002	9,176	9,276	9,453	9,542	1.1
Real Per Capita Revenue (2014 $) (3)	9,973	720	771	714	739	697	618	9,597	9,633	9,542	-0.5
Growth rate (per cent)	5.5	-92.8	7.1	-7.4	3.5	-5.7	-11.4	1453.6	0.4	-0.9	135.2

(1)          Revenue as a per cent of GDP is calculated using nominal GDP for the calendar year ending in the fiscal year (e.g. 2012/13 revenue divided by nominal GDP for the 2012 calendar year). Totals may not add due to rounding.

(2)          Per capita revenue is calculated using July 1 population (e.g. 2012/13 revenue divided by population on July 1, 2012). Totals may not add due to rounding.

(3)          Revenue is converted to real (inflation-adjusted) terms using the consumer price index (CPI) for the corresponding calendar year (e.g. 2012 CPI for 2012/13 revenue).

First Quarterly Report 2012/13

Appendix

Table A7 Expense by Function — 2005/06 to 2014/15

								Updated	Updated	Updated	Average
	Actual	Actual	Actual	Actual	Actual	Actual	Actual	Forecast	Plan	Plan	annual
($ millions)	2005/06	2006/07	2007/08	2008/09	2009/10	2010/11	2011/12	2012/13	2013/14	2014/15	change
											(per cent)
Function:
Health:
Medical Services Plan	2,696	2,964	3,263	3,391	3,504	3,763	4,004	4,190	4,326	4,428	5.7
Pharmacare	868	914	955	1,010	1,053	1,129	1,147	1,190	1,275	1,312	4.7
Regional services	8,346	8,751	9,321	10,030	10,273	10,597	11,255	11,819	12,259	12,613	4.7
Other healthcare expenses	469	565	667	601	597	625	642	800	774	774	5.7
	12,379	13,194	14,206	15,032	15,427	16,114	17,048	17,999	18,634	19,127	5.0
Education:
Elementary and secondary	4,829	5,272	5,521	5,740	5,778	5,802	5,885	5,982	6,011	6,052	2.5
Post-secondary	3,914	4,072	4,314	4,554	4,740	4,865	4,917	5,245	5,281	5,269	3.4
Other education expenses	171	147	152	158	528	504	436	587	587	466	11.8
	8,914	9,491	9,987	10,452	11,046	11,171	11,238	11,814	11,879	11,787	3.2
Social services:
Social assistance	1,089	1,231	1,255	1,339	1,454	1,506	1,550	1,544	1,577	1,574	4.2
Child welfare	832	964	925	1,073	1,077	1,118	1,112	1,064	1,059	1,058	2.7
Low income tax credit transfers	134	101	85	188	216	408	509	523	246	245	6.9
Community living and other services	682	586	756	723	729	754	769	804	804	814	2.0
	2,737	2,882	3,021	3,323	3,476	3,786	3,940	3,935	3,686	3,691	3.4
Protection of persons and property	1,245	1,184	1,429	1,429	1,380	1,448	1,512	1,430	1,393	1,400	1.3
Transportation	1,197	1,251	1,378	1,401	1,453	1,580	1,544	1,655	1,719	1,782	4.5
Natural resources & economic development	1,652	1,783	2,072	1,878	2,162	2,315	1,881	1,808	1,630	1,681	0.2
Other	1,082	1,235	1,389	1,652	1,385	1,211	1,394	1,344	1,191	1,197	1.1
Contingencies	—	—	—	—	—	—	22	300	250	250	n/a
General government	1,152	1,251	1,218	1,427	1,374	1,148	1,246	1,249	1,285	1,288	1.2
Debt servicing	2,198	2,270	2,237	2,158	2,197	2,252	2,383	2,422	2,549	2,761	2.6
Operating expense	32,556	34,541	36,937	38,752	39,900	41,025	42,208	43,956	44,216	44,964	3.7
Unusual items:
Negotiating Framework incentive payments	710	264	4	2	—	—	—	—	—	—
Climate Action Dividend	—	—	440	(20)	—	—	—	—	—	—
HST transition funding repayment	—	—	—	—	—	—	1,599	—	—	—
Total expense	33,266	34,805	37,381	38,734	39,900	41,025	43,807	43,956	44,216	44,964
Per cent of operating expense:
Health	38.0	38.2	38.5	38.8	38.7	39.3	40.4	40.9	42.1	42.5	1.3
Education	27.4	27.5	27.0	27.0	27.7	27.2	26.6	26.9	26.9	26.2	-0.5
Social services and housing	8.4	8.3	8.2	8.6	8.7	9.2	9.3	9.0	8.3	8.2	-0.3
Protection of persons and property	3.8	3.4	3.9	3.7	3.5	3.5	3.6	3.3	3.2	3.1	-2.3
Transportation	3.7	3.6	3.7	3.6	3.6	3.9	3.7	3.8	3.9	4.0	0.8
Natural resources & economic development	5.1	5.2	5.6	4.8	5.4	5.6	4.5	4.1	3.7	3.7	-3.3
Other	3.3	3.6	3.8	4.3	3.5	3.0	3.3	3.1	2.7	2.7	-2.4
Contingencies	—	—	—	—	—	—	0.1	0.7	0.6	0.6	n/a
General government	3.5	3.6	3.3	3.7	3.4	2.8	3.0	2.8	2.9	2.9	-2.3
Debt servicing	6.8	6.6	6.1	5.6	5.5	5.5	5.6	5.5	5.8	6.1	-1.0
	100.0	100.0	100.0	100.0	100.0	100.0	100.0	100.0	100.0	100.0

First Quarterly Report 2012/13

Appendix

Table A8 Expense by Function Supplementary Information — 2005/06 to 2014/15

								Updated	Updated	Updated	Average
	Actual	Actual	Actual	Actual	Actual	Actual	Actual	Forecast	Plan	Plan	annual
($ millions)	2005/06	2006/07	2007/08	2008/09	2009/10	2010/11	2011/12	2012/13	2013/14	2014/15	change
											(per cent)
Per cent of nominal GDP: (1)
Health	7.3	7.2	7.4	7.5	8.0	7.9	8.0	8.1	8.1	8.0	1.0
Education	5.3	5.2	5.2	5.2	5.8	5.5	5.3	5.3	5.2	4.9	-0.7
Social services	1.6	1.6	1.6	1.7	1.8	1.9	1.8	1.8	1.6	1.5	-0.5
Protection of persons and property	0.7	0.7	0.7	0.7	0.7	0.7	0.7	0.6	0.6	0.6	-2.5
Transportation	0.7	0.7	0.7	0.7	0.8	0.8	0.7	0.7	0.7	0.7	0.6
Natural resources & economic development	1.0	1.0	1.1	0.9	1.1	1.1	0.9	0.8	0.7	0.7	-3.6
Other	0.6	0.7	0.7	0.8	0.7	0.6	0.7	0.6	0.5	0.5	-2.7
Contingencies	—	—	—	—	—	—	0.0	0.1	0.1	0.1	n/a
General government	0.7	0.7	0.6	0.7	0.7	0.6	0.6	0.6	0.6	0.5	-2.6
Debt servicing	1.3	1.2	1.2	1.1	1.1	1.1	1.1	1.1	1.1	1.2	-1.3
Operating expense	19.2	19.0	19.2	19.4	20.8	20.2	19.7	19.8	19.2	18.8	-0.3
Growth rates:
Health	7.8	6.6	7.7	5.8	2.6	4.5	5.8	5.6	3.5	2.6	n/a
Education	5.0	6.5	5.2	4.7	5.7	1.1	0.6	5.1	0.6	-0.8	n/a
Social services	8.9	5.3	4.8	10.0	4.6	8.9	4.1	-0.1	-6.3	0.1	n/a
Protection of persons and property	16.6	-4.9	20.7	0.0	-3.4	4.9	4.4	-5.4	-2.6	0.5	n/a
Transportation	-8.6	4.5	10.2	1.7	3.7	8.7	-2.3	7.2	3.9	3.7	n/a
Natural resources & economic development	4.6	7.9	16.2	-9.4	15.1	7.1	-18.7	-3.9	-9.8	3.1	n/a
Other	6.0	14.1	12.5	18.9	-16.2	-12.6	15.1	-3.6	-11.4	0.5	n/a
General government	28.1	8.6	-2.6	17.2	-3.7	-16.4	8.5	0.2	2.9	0.2	n/a
Debt servicing	-4.6	3.3	-1.5	-3.5	1.8	2.5	5.8	1.6	5.2	8.3	n/a
Operating expense	6.2	6.1	6.9	4.9	3.0	2.8	2.9	4.1	0.6	1.7	n/a
Per capita: (2)
Health	2,950	3,109	3,296	3,429	3,459	3,557	3,728	3,908	3,998	4,054	3.6
Education	2,124	2,237	2,317	2,384	2,477	2,466	2,457	2,565	2,549	2,498	1.8
Social services	652	679	701	758	779	836	862	854	791	782	2.0
Protection of persons and property	297	279	332	326	309	320	331	310	299	297	0.0
Transportation	285	295	320	320	326	349	338	359	369	378	3.2
Natural resources & economic development	394	420	481	428	485	511	411	393	350	356	-1.1
Other	258	291	322	377	311	267	305	292	256	254	-0.2
Contingencies	—	—	—	—	—	—	5	65	54	53	n/a
General government	274	295	283	325	308	253	272	271	276	273	0.0
Debt servicing	524	535	519	492	493	497	521	526	547	585	1.2
Operating expense	7,758	8,140	8,571	8,839	8,947	9,056	9,230	9,543	9,489	9,530	2.3
Real Per Capita Operating Expense (2014 $)(3)	8,961	9,246	9,568	9,666	9,783	9,773	9,728	9,873	9,668	9,531	0.7
Growth rate (per cent)	2.7	3.2	3.5	1.0	1.2	-0.1	-0.5	1.5	-2.1	-1.4	0.9

(1)

Expense as a per cent of GDP is calculated using nominal GDP for the calendar year ending in the fiscal year (e.g. 2012/13 expense divided by nominal GDP for the 2012 calendar year). Totals may not add due to rounding.

(2)	Per capita expense is calculated using July 1 population (e.g. 2012/13 expense divided by population on July 1, 2012). Totals may not add due to rounding.
(3)	Expense is converted to real (inflation-adjusted) terms using the consumer price index (CPI) for the corresponding calendar year (e.g. 2012 CPI for 2012/13 expense).

First Quarterly Report 2012/13

Appendix

Table A9 Full-Time Equivalents (FTEs) — 2005/06 to 2014/15 (1)

								Updated	Updated	Updated	Average
	Actual	Actual	Actual	Actual	Actual	Actual	Actual	Forecast	Plan	Plan	annual
	2005/06	2006/07	2007/08	2008/09	2009/10	2010/11	2011/12 (2)	2012/13	2013/14	2014/15	change
											(per cent)
Taxpayer-supported programs and agencies:
Ministries and special offices (CRF)	27,129	28,647	30,224	31,874	31,353	30,221	27,228	26,891	25,957	25,061	-0.4
Service delivery agencies (3)	3,992	3,917	4,128	4,403	4,508	4,295	4,346	4,568	4,577	4,616	0.8
Total FTEs	31,121	32,564	34,352	36,277	35,861	34,516	31,574	31,459	30,534	29,677	-0.2
Growth rates:
Ministries and special offices (CRF)	-0.5	5.6	5.5	5.5	-1.6	-3.6	-9.9	-1.2	-3.5	-3.5	-0.7
Service delivery agencies	4.4	-1.9	5.4	6.7	2.4	-4.7	1.2	5.1	0.2	0.9	2.0
Population per FTE: (4)
Total FTEs	134.9	130.3	125.5	120.8	124.4	131.2	144.8	146.4	152.6	159.0	0.9

(1)

Full-time equivalents (FTEs) are a measure of staff employment. FTEs are calculated by dividing the total hours of employment paid for in a given period by the number of hours an individual, full-time person would normally work in that period. This does not equate to the physical number of employees. For example, two half-time employees would equal one FTE, or alternatively, three FTEs may represent two full-time employees who have worked sufficient overtime hours to equal an additional FTE.

(2)	The ministry 2011/12 FTE total includes a reduction of about 3,200 FTEs reflecting the shift of BC Ambulance Service oversight from the Ministry of Health to the Provincial Health Services Authority.
(3)	Service delivery agency FTE amounts do not include SUCH sector staff employment.
(4)	Population per FTE is calculated using July 1 population (e.g. population on July 1, 2012 divided by 2012/13 FTEs).

First Quarterly Report 2012/13

Appendix

Table A10 Capital Spending — 2005/06 to 2014/15

								Updated	Updated	Updated	Average
	Actual	Actual	Actual	Actual	Actual	Actual	Actual	Forecast	Plan	Plan	annual
($ millions)	2005/06	2006/07	2007/08	2008/09	2009/10	2010/11	2011/12	2012/13	2013/14	2014/15	change
											(per cent)
Taxpayer-supported:
Education
Schools districts	286	322	380	413	449	433	560	530	518	500	6.4
Post-secondary institutions	790	874	782	658	672	925	662	781	615	699	-1.4
Health	848	760	881	892	927	916	732	965	792	731	-1.6
BC Transportation Financing Authority	713	821	884	881	918	1,080	921	1,185	1,193	946	3.2
BC Transit	24	13	37	77	150	39	37	66	116	99	17.1
Rapid Transit Project 2000	16	15	—	—	—	—	—	—	—	—	n/a
Vancouver Convention Centre expansion	85	105	251	242	41	10	1	2	—	—	n/a
BC Place redevelopment	—	—	—	45	75	197	194	8	12	—	n/a
Government direct (ministries)	320	355	335	430	306	261	245	455	439	482	4.7
Other	60	139	117	133	184	250	220	131	98	86	4.1
Capital planning adjustments	—	—	—	—	—	—	—	(408)	(211)	(358)
	3,142	3,404	3,667	3,771	3,722	4,111	3,572	3,715	3,572	3,185	0.2
Self-supported:
BC Hydro	610	807	1,076	1,397	2,406	1,519	1,917	2,196	2,440	2,405	16.5
BC Transmission Corporation	21	50	70	19	12	—	—	—	—	—	n/a
Columbia River power projects	30	19	29	32	16	67	108	122	64	26	-1.6
Transportation Invest. Corp. (Port Mann)	—	—	—	215	778	730	735	626	114	121	n/a
BC Railway Company	15	19	20	10	14	6	9	15	11	1	-26.0
ICBC	27	22	23	22	22	48	92	97	87	73	11.7
BC Lotteries	83	44	60	97	92	81	74	116	110	105	2.6
Liquor Distribution Branch	19	22	18	17	19	18	19	22	24	36	7.4
	805	983	1,296	1,809	3,359	2,469	2,954	3,194	2,850	2,767	14.7
Total capital spending	3,947	4,387	4,963	5,580	7,081	6,580	6,526	6,909	6,422	5,952	4.7

Per cent of nominal GDP: (1)
Taxpayer-supported	1.9	1.9	1.9	1.9	1.9	2.0	1.7	1.7	1.6	1.3	-3.6
Self-supported	0.5	0.5	0.7	0.9	1.8	1.2	1.4	1.4	1.2	1.2	10.4
Total	2.3	2.4	2.6	2.8	3.7	3.2	3.1	3.1	2.8	2.5	0.7
Growth rates:
Taxpayer-supported	33.2	8.3	7.7	2.8	-1.3	10.5	-13.1	4.0	-3.8	-10.8	3.8
Self-supported	3.7	22.1	31.8	39.6	85.7	-26.5	19.6	8.1	-10.8	-2.9	17.1
Total	25.9	11.1	13.1	12.4	26.9	-7.1	-0.8	5.9	-7.0	-7.3	7.3
Per capita: (2)
Taxpayer-supported	749	802	851	860	835	908	781	807	766	675	-1.1
Self-supported	192	232	301	413	753	545	646	693	611	587	13.2
Total	940	1,034	1,152	1,273	1,588	1,453	1,427	1,500	1,378	1,262	3.3

Real Per Capita Capital Spending (2014 $) (3)	1,086	1,174	1,286	1,392	1,736	1,568	1,504	1,552	1,404	1,262	1.7
Growth rate (per cent)	21.7	8.1	9.5	8.3	24.7	-9.7	-4.0	3.2	-9.5	-10.2	4.2

(1)          Capital spending as a per cent of GDP is calculated using nominal GDP for the calendar year ending in the fiscal year (e.g. 2012/13 amounts divided by nominal GDP for the 2012 calendar year). Totals may not add due to rounding.

(2)          Per capita capital spending is calculated using July 1 population (e.g. 2012/13 amounts divided by population on July 1, 2012). Totals may not add due to rounding.

(3)          Capital spending is converted to real (inflation-adjusted) terms using the consumer price index (CPI) for the corresponding calendar year (e.g. 2012 CPI for 2012/13 capital spending).

First Quarterly Report 2012/13

Appendix

Table A11 Statement of Financial Position — 2005/06 to 2014/15

								Updated	Updated	Updated	Average
	Actual	Actual	Actual	Actual	Actual	Actual	Actual	Forecast	Plan	Plan	annual
($ millions)	2005/06	2006/07	2007/08	2008/09	2009/10	2010/11	2011/12	2012/13	2013/14	2014/15	change
											(per cent)
Financial assets:
Cash and temporary investments	3,864	3,434	5,936	5,168	2,901	3,052	3,239	3,430	3,175	3,126	-1.9
Other financial assets	6,220	7,064	7,188	6,205	7,511	8,323	8,133	8,524	9,200	9,412	3.8
Sinking funds	4,059	3,798	2,649	2,134	1,329	1,410	1,491	1,796	427	376	-19.4
Investments in commercial Crown corporations:
Retained earnings	3,308	4,307	4,972	5,579	7,075	6,695	6,676	6,960	7,384	7,804	8.1
Recoverable capital loans	6,916	7,170	7,719	9,149	11,471	12,947	14,846	17,258	19,636	21,448	10.8
	10,224	11,477	12,691	14,728	18,546	19,642	21,522	24,218	27,020	29,252	10.0
Warehouse borrowing program assets	—	—	—	2,081	—	—	—	—	—	—	n/a
	24,367	25,773	28,464	30,316	30,287	32,427	34,385	37,968	39,822	42,166	5.1
Liabilities:
Accounts payable & accrued liabilities	7,454	7,236	8,087	7,420	7,013	7,628	8,833	8,976	8,529	8,280	1.0
Deferred revenue	5,912	6,249	7,475	9,496	10,083	10,852	10,571	10,012	9,569	9,059	4.0
Debt:
Taxpayer-supported debt	27,251	25,968	26,589	26,446	30,021	31,855	34,692	38,679	41,764	43,808	4.4
Self-supported debt	7,206	7,471	8,048	11,568	11,864	13,299	15,501	17,907	20,279	22,085	10.7
Forecast allowance	—	—	—	—	—	—	—	150	200	300	n/a
Total provincial debt	34,457	33,439	34,637	38,014	41,885	45,154	50,193	56,736	62,243	66,193	6.1
Add: debt offset by sinking funds	4,059	3,798	2,649	2,134	1,329	1,410	1,491	1,796	427	376	-19.4
Less: guarantees and non-guaranteed debt	(475)	(436)	(477)	(480)	(527)	(455)	(730)	(687)	(681)	(674)	3.2
Financial statement debt	38,041	36,801	36,809	39,668	42,687	46,109	50,954	57,845	61,989	65,895	5.1
	51,407	50,286	52,371	56,584	59,783	64,589	70,358	76,833	80,087	83,234	4.5
Net liabilities	(27,040)	(24,513)	(23,907)	(26,268)	(29,496)	(32,162)	(35,973)	(38,865)	(40,265)	(41,068)	3.9
Capital and other assets:
Tangible capital assets	24,926	26,767	28,698	30,612	32,291	34,337	35,763	37,363	38,765	39,737	4.3
Restricted assets	937	1,012	1,180	1,228	1,291	1,362	1,452	1,451	1,451	1,451
Other assets	730	754	708	758	896	1,086	1,215	1,309	1,341	1,380	6.0
	26,593	28,533	30,586	32,598	34,478	36,785	38,430	40,123	41,557	42,568	4.4
Accumulated surplus (deficit)	(447)	4,020	6,679	6,330	4,982	4,623	2,457	1,258	1,292	1,500	n/a
Per cent of Nominal GDP: (1)
Net liabilities	15.9	13.5	12.4	13.2	15.4	15.8	16.8	17.5	17.5	17.1	0.7
Capital and other assets	15.7	15.7	15.9	16.3	18.0	18.1	18.0	18.1	18.1	17.8	1.1
Growth rates:
Net liabilities	-3.9	-9.3	-2.5	9.9	12.3	9.0	11.8	8.0	3.6	2.0	5.0
Capital and other assets	7.5	7.3	7.2	6.6	5.8	6.7	4.5	4.4	3.6	2.4	5.4
Per capita: (2)
Net liabilities	6,443	5,776	5,547	5,992	6,614	7,100	7,866	8,438	8,639	8,705	2.8
Capital and other assets	6,337	6,724	7,097	7,436	7,731	8,121	8,403	8,711	8,916	9,023	3.3

(1)          Net liabilities as a per cent of GDP is calculated using GDP for the calendar year ending in the fiscal year (e.g. 2012/13 amount divided by GDP for the 2012 calendar year).

(2)          Per capita net liabilities is calculated using July 1 population (e.g. 2012/13 amount divided by population on July 1, 2012).

First Quarterly Report 2012/13

Appendix

Table A12 Changes in Financial Position — 2005/06 to 2014/15

								Updated	Updated	Updated
	Actual	Actual	Actual	Actual	Actual	Actual	Actual	Forecast	Plan	Plan	10-Year
($ millions)	2005/06	2006/07	2007/08	2008/09	2009/10	2010/11	2011/12	2012/13	2013/14	2014/15	Total
(Surplus) deficit for the year	(2,963)	(3,973)	(2,741)	(83)	1,827	249	1,840	1,141	(30)	(235)	(4,968)
Comprehensive income (increase) decrease	—	(494)	82	432	(479)	110	326	58	(4)	27	58
Change in accumulated (surplus) deficit	(2,963)	(4,467)	(2,659)	349	1,348	359	2,166	1,199	(34)	(208)	(4,910)
Capital and other asset changes:
Taxpayer-supported capital investments	3,142	3,404	3,667	3,771	3,722	4,111	3,572	3,715	3,572	3,185	35,861
Less: amortization and other accounting changes	(1,613)	(1,563)	(1,736)	(1,857)	(2,043)	(2,065)	(2,146)	(2,115)	(2,170)	(2,213)	(19,521)
Increase in net capital assets	1,529	1,841	1,931	1,914	1,679	2,046	1,426	1,600	1,402	972	16,340
Increase (decrease) in restricted assets	107	75	168	48	63	71	90	(1)	—	—
Increase (decrease) in other assets	220	24	(46)	50	138	190	129	94	32	39	870
	1,856	1,940	2,053	2,012	1,880	2,307	1,645	1,693	1,434	1,011	17,831
Increase (decrease) in net liabilities	(1,107)	(2,527)	(606)	2,361	3,228	2,666	3,811	2,892	1,400	803	12,921
Investment and working capital changes:
Increase (reduction) in cash and temporary investments	241	(430)	2,502	(768)	(2,267)	151	187	191	(255)	(49)	(497)
Increase (decrease) in warehouse borrowing investments	—	—	—	2,081	(2,081)	—	—	—	—	—	—
Investment in commercial Crown corporations:
Increase (decrease) in retained earnings	283	999	665	607	1,496	(380)	(19)	284	424	420	4,779
Self-supported capital investments	805	983	1,296	1,809	3,359	2,469	2,954	3,194	2,850	2,767	22,486
Less: loan repayments and other accounting changes	(790)	(729)	(747)	(379)	(1,037)	(993)	(1,055)	(782)	(472)	(955)	(7,939)
	298	1,253	1,214	2,037	3,818	1,096	1,880	2,696	2,802	2,232	19,326
Other working capital changes	(1,296)	464	(3,102)	(2,852)	321	(491)	(1,033)	1,112	197	920	(5,760)
	(757)	1,287	614	498	(209)	756	1,034	3,999	2,744	3,103	13,069
Increase (decrease) in financial statement debt	(1,864)	(1,240)	8	2,859	3,019	3,422	4,845	6,891	4,144	3,906	25,990
(Increase) decrease in sinking fund debt	456	261	1,149	515	805	(81)	(81)	(305)	1,369	51	4,139
Increase (decrease) in guarantees and non-guaranteed debt	(4)	(39)	41	3	47	(72)	275	(43)	(6)	(7)	195
Increase (decrease) in total provincial debt	(1,412)	(1,018)	1,198	3,377	3,871	3,269	5,039	6,543	5,507	3,950	30,324
Represented by increase (decrease) in:
Taxpayer-supported debt	(1,417)	(1,283)	621	(143)	3,575	1,834	2,837	3,987	3,085	2,044	15,140
Self-supported debt	5	265	577	3,520	296	1,435	2,202	2,406	2,372	1,806	14,884
Forecast allowance	—	—	—	—	—	—	—	150	50	100	300
Total provincial debt	(1,412)	(1,018)	1,198	3,377	3,871	3,269	5,039	6,543	5,507	3,950	30,324

First Quarterly Report 2012/13

Appendix

Table A13 Provincial Debt — 2005/06 to 2014/15

								Updated	Updated	Updated	Average
	Actual	Actual	Actual	Actual	Actual	Actual	Actual	Forecast	Plan	Plan	annual
($ millions)	2005/06	2006/07	2007/08	2008/09	2009/10	2010/11	2011/12	2012/13	2013/14	2014/15	change
											(per cent)
Taxpayer-supported debt:
Provincial government operating	9,952	6,928	5,330	3,048	4,663	4,268	5,117	7,020	8,222	8,502	-1.7
Provincial government general capital	1,391	1,961	2,274	2,696	2,696	2,696	2,696	2,696	2,696	2,696	7.6
Manage natural gas royalty impacts	—	—	—	—	—	—	—	(241)	(630)	(1,113)	n/a
Provincial government direct operating	11,343	8,889	7,604	5,744	7,359	6,964	7,813	9,475	10,288	10,085	-1.3
Other taxpayer-supported debt (mainly capital):
Education facilities
School districts	4,860	5,013	5,216	5,522	5,777	6,016	6,407	6,908	7,434	7,916	5.6
Post-secondary institutions	2,772	3,024	3,437	3,626	3,843	4,092	4,185	4,318	4,442	4,622	5.8
	7,632	8,037	8,653	9,148	9,620	10,108	10,592	11,226	11,876	12,538	5.7
Health facilities	2,635	3,053	3,511	3,936	4,389	4,895	5,293	5,825	6,290	6,748	11.0
Highways, ferries and public transit
BC Transportation Financing Authority	2,699	3,237	3,948	4,586	5,211	5,785	6,287	7,172	7,975	8,904	14.2
SkyTrain extension	1,145	1,153	1,153	1,154	1,154	1,155	1,174	1,174	1,174	1,174	0.3
Public transit	959	950	958	997	997	997	1,000	1,000	1,000	1,000	0.5
BC Transit	80	96	84	94	140	158	183	163	180	205	11.0
	4,883	5,436	6,143	6,831	7,502	8,095	8,644	9,509	10,329	11,283	9.8
Other
Social Housing	189	216	218	286	305	511	674	769	803	841	18.0
Provincial government general capital	—	—	—	—	294	570	808	1,263	1,701	2,183	n/a
BC Immigrant Investment Fund	148	167	256	287	289	347	398	395	475	490	n/a
Homeowner Protection Office	110	110	136	150	144	—	—	—	—	—	n/a
BC Pavilion Corporation	—	—	—	—	49	250	383	397	395	393	n/a
BC Buildings	246	—	—	—	—	—	—	—	—	—	n/a
Other	65	60	68	64	70	115	87	84	82	80	2.3
Impact of capital planning adjustments	—	—	—	—	—	—	—	(264)	(475)	(833)	n/a
	758	553	678	787	1,151	1,793	2,350	2,644	2,981	3,154	17.2
Total other taxpayer-supported debt	15,908	17,079	18,985	20,702	22,662	24,891	26,879	29,204	31,476	33,723	8.7
Total taxpayer-supported debt	27,251	25,968	26,589	26,446	30,021	31,855	34,692	38,679	41,764	43,808	5.4
Self-supported debt:
Commercial Crown corporations and agencies
BC Hydro	6,892	7,144	7,633	9,054	10,792	11,710	12,978	14,673	16,408	18,057	11.3
Transportation Invest. Corp. (Port Mann)	—	—	—	20	544	1,148	1,779	2,477	3,104	3,254	n/a
Post-secondary institutions’ subsidiaries	32	58	115	134	201	173	173	173	173	173	20.6
Columbia River power projects	247	236	219	208	196	183	481	475	469	463	7.2
BC Transmission Corporation	30	30	79	70	70	—	—	—	—	—	n/a
BC Lotteries	—	—	—	—	60	85	90	109	125	138	n/a
Liquor Distribution Branch	5	3	2	1	1	—	—	—	—	—	n/a
	7,206	7,471	8,048	9,487	11,864	13,299	15,501	17,907	20,279	22,085	13.3
Warehouse borrowing program	—	—	—	2,081	—	—	—	—	—	—	n/a
Total self-supported debt	7,206	7,471	8,048	11,568	11,864	13,299	15,501	17,907	20,279	22,085	13.3
Forecast allowance	—	—	—	—	—	—	—	150	200	300	n/a
Total provincial debt	34,457	33,439	34,637	38,014	41,885	45,154	50,193	56,736	62,243	66,193	7.5

First Quarterly Report 2012/13

Appendix

Table A14 Provincial Debt Supplementary Information — 2005/06 to 2014/15

								Updated	Updated	Updated	Average
	Actual	Actual	Actual	Actual	Actual	Actual	Actual	Forecast	Plan	Plan	annual
($ millions)	2005/06	2006/07	2007/08	2008/09	2009/10	2010/11	2011/12	2012/13	2013/14	2014/15	change
											(per cent)
Per cent of nominal GDP: (1)
Taxpayer-supported debt:
Provincial government direct operating	6.7	4.9	4.0	2.9	3.8	3.4	3.7	4.3	4.5	4.2	-5.0
Education facilities	4.5	4.4	4.5	4.6	5.0	5.0	5.0	5.1	5.2	5.2	1.7
Health facilities	1.6	1.7	1.8	2.0	2.3	2.4	2.5	2.6	2.7	2.8	6.8
Highways, ferries and public transit	2.9	3.0	3.2	3.4	3.9	4.0	4.0	4.3	4.5	4.7	5.6
Other	0.4	0.3	0.4	0.4	0.6	0.9	1.1	1.2	1.3	1.3	12.7
Total taxpayer-supported debt	16.1	14.2	13.8	13.3	15.6	15.7	16.2	17.4	18.1	18.3	1.4
Self-supported debt:
Commercial Crown corporations & agencies	4.2	4.1	4.2	4.8	6.2	6.5	7.3	8.1	8.8	9.2	9.0
Warehouse borrowing program	—	—	—	1.0	—	—	—	—	—	—	n/a
Total self-supported debt	4.2	4.1	4.2	5.8	6.2	6.5	7.3	8.1	8.8	9.2	9.0
Total provincial debt	20.3	18.3	18.0	19.1	21.8	22.2	23.5	25.5	27.1	27.6	3.5
Growth rates:
Taxpayer-supported debt:
Provincial government direct operating	-24.6	-21.6	-14.5	-24.5	28.1	-5.4	12.2	21.3	8.6	-2.0	-2.2
Education facilities	7.0	5.3	7.7	5.7	5.2	5.1	4.8	6.0	5.8	5.6	5.8
Health facilities	17.0	15.9	15.0	12.1	11.5	11.5	8.1	10.1	8.0	7.3	11.6
Highways, ferries and public transit	5.1	11.3	13.0	11.2	9.8	7.9	6.8	10.0	8.6	9.2	9.3
Other	2.2	-27.0	22.6	16.1	46.3	55.8	31.1	12.5	12.7	5.8	17.8
Total taxpayer-supported debt	-8.6	-4.7	2.4	-0.5	13.5	6.1	8.9	11.5	8.0	4.9	4.1
Self-supported debt:
Commercial Crown corporations & agencies	0.1	3.7	7.7	17.9	25.1	12.1	16.6	15.5	13.2	8.9	12.1
Warehouse borrowing program	—	—	—	—	-100.0	—	—	—	—	—	n/a
Total self-supported debt	0.1	3.7	7.7	43.7	2.6	12.1	16.6	15.5	13.2	8.9	12.4
Total provincial debt	-6.9	-3.0	3.6	9.7	10.2	7.8	11.2	13.0	9.7	6.3	6.2
Per capita: (2)
Taxpayer-supported debt:
Provincial government direct operating	2,703	2,095	1,764	1,310	1,650	1,537	1,708	2,057	2,207	2,138	-2.6
Education facilities	1,819	1,894	2,008	2,087	2,157	2,232	2,316	2,437	2,548	2,658	4.3
Health facilities	628	719	815	898	984	1,081	1,157	1,265	1,350	1,430	9.6
Highways, ferries and public transit	1,164	1,281	1,425	1,558	1,682	1,787	1,890	2,065	2,216	2,392	8.3
Other	181	130	157	180	258	396	514	574	640	669	15.6
Total taxpayer-supported debt	6,493	6,119	6,170	6,032	6,731	7,033	7,586	8,398	8,961	9,286	4.1
Self-supported debt:
Commercial Crown corporations & agencies	1,717	1,761	1,867	2,164	2,660	2,936	3,389	3,888	4,351	4,681	11.8
Warehouse borrowing program	—	—	—	475	—	—	—	—	—	—	n/a
Total self-supported debt	1,717	1,761	1,867	2,639	2,660	2,936	3,389	3,888	4,351	4,681	11.8
Total provincial debt	8,210	7,880	8,037	8,671	9,391	9,968	10,975	12,318	13,354	14,031	6.1
Real Per Capita Provincial Debt (2013 $) (3)	9,485	8,951	8,972	9,482	10,269	10,757	11,569	12,744	13,609	14,031	4.4
Growth rate (per cent)	-9.7	-5.6	0.2	5.7	8.3	4.7	7.5	10.2	6.8	3.1	3.1

(1)          Debt as a per cent of GDP is calculated using nominal GDP for the calendar year ending in the fiscal year (e.g. 2012/13 debt divided by nominal GDP for the 2012 calendar year). Totals may not add due to rounding.

(2)          Per capita debt is calculated using July 1 population (e.g. 2012/13 debt divided by population on July 1, 2012). Totals may not add due to rounding.

(3)          Debt is converted to real (inflation-adjusted) terms using the consumer price index (CPI) for the corresponding calendar year (e.g. 2012 CPI for 2012/13 debt).

First Quarterly Report 2012/13

Appendix

Table A15 Key Provincial Debt Indicators — 2005/06 to 2014/15 (1)

								Updated	Updated	Updated	Average
	Actual	Actual	Actual	Actual	Actual	Actual	Actual	Forecast	Plan	Plan	annual
	2005/06	2006/07	2007/08	2008/09	2009/10	2010/11	2011/12	2012/13	2013/14	2014/15	change
											(per cent)
Debt to revenue (per cent)
Total provincial	74.9	69.2	69.4	78.0	87.5	89.9	96.5	104.9	111.4	115.1	4.9
Taxpayer-supported	77.9	69.8	69.6	71.9	84.0	80.4	86.9	93.0	97.6	100.4	2.8
Debt per capita ($) (2)
Total provincial	8,210	7,880	8,037	8,671	9,391	9,968	10,975	12,318	13,354	14,031	6.1
Taxpayer-supported	6,493	6,119	6,170	6,032	6,731	7,033	7,586	8,398	8,961	9,286	4.1
Debt to nominal GDP (per cent) (3)
Total provincial	20.3	18.3	18.0	19.1	21.8	22.2	23.5	25.5	27.0	27.6	3.5
Taxpayer-supported	16.1	14.2	13.8	13.3	15.6	15.7	16.2	17.4	18.1	18.3	1.4
Interest bite (cents per dollar of revenue) (4)
Total provincial	4.4	4.3	4.0	4.4	4.6	4.3	4.4	4.4	4.7	5.0	1.5
Taxpayer-supported	4.4	4.2	3.9	4.3	4.3	4.0	4.1	3.9	4.1	4.3	-0.4
Interest costs ($ millions)
Total provincial	2,007	2,069	2,010	2,138	2,205	2,155	2,291	2,358	2,631	2,877	4.1
Taxpayer-supported	1,542	1,570	1,488	1,570	1,534	1,596	1,625	1,639	1,752	1,864	2.1
Interest rate (per cent) (5)
Taxpayer-supported	5.5	5.9	5.7	5.9	5.4	5.2	4.9	4.5	4.4	4.4	-2.6
Background Information:
Revenue ($ millions)
Total provincial (6)	46,029	48,340	49,938	48,761	47,858	50,235	52,018	54,106	55,895	57,497	2.5
Taxpayer-supported (7)	34,961	37,203	38,192	36,784	35,748	39,639	39,903	41,573	42,803	43,646	2.5
Debt ($ millions)
Total provincial	34,457	33,439	34,637	38,014	41,885	45,154	50,193	56,736	62,243	66,193	7.5
Taxpayer-supported (8)	27,251	25,968	26,589	26,446	30,021	31,855	34,692	38,679	41,764	43,808	5.4
Provincial nominal GDP ($ millions) (9)	169,664	182,251	192,117	199,441	191,863	203,147	213,760	222,134	230,105	239,660	3.9
Population (thousands at July 1) (10)	4,197	4,244	4,310	4,384	4,460	4,530	4,573	4,606	4,661	4,718	1.3

(1)          Includes fiscal data of school districts, post-secondary institutions and regional health authorities/societies (SUCH).

(2)          The ratio of debt to population (e.g. 2012/13 debt divided by population at July 1, 2012).

(3)          The ratio of debt outstanding at fiscal year end to provincial nominal gross domestic product (GDP) for the calendar year ending in the fiscal year (e.g. 2012/13 debt divided by 2012 nominal GDP).

(4)          The ratio of interest costs (less sinking fund interest) to revenue. Figures include capitalized interest expense in order to provide a more comparable measure to outstanding debt.

(5)          Weighted average of all outstanding debt issues.

(6)          Includes revenue of the consolidated revenue fund (excluding dividends from enterprises) plus revenue of all government organizations and enterprises.

(7)          Excludes revenue of government enterprises, but includes dividends from enterprises paid to the consolidated revenue fund.

(8)          Excludes debt of commercial Crown corporations and agencies and funds held under the province’s warehouse borrowing program.

(9)          Nominal GDP for the calendar year ending in the fiscal year (e.g. Nominal GDP for 2012 is used for the fiscal year ended March 31, 2013).

(10)    Population at July 1st within the fiscal year (e.g. population at July 1, 2012 is used for the fiscal year ended March 31, 2013).

First Quarterly Report 2012/13

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British Columbia

Ministry of Finance